EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77C:
  Submission of matters to a vote of Security holders.

EXHIBIT C:
  Attachment to item 77D:
  Policies with respect to security investments.

EXHIBIT D:
  Attachment to item 77M:
  Mergers

EXHIBIT E:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3

EXHIBIT F:
  Attachment to item 77Q3:
  Clarification of certain NSAR information
------------------------------------------------------------------

EXHIBIT A:
Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of
Strategic Partners Mutual Funds, Inc.:

In planning and performing our audits of the financial statements of Strategic Partners Mutual Funds, Inc. (comprised of the funds listed in the attachment to this Report of Independent Registered Public Accounting Firm, hereafter referred to as the "Funds") for the year ended October 31, 2004, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with U.S. generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards of the Public Company Accounting Oversight Board (United States). A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, which we consider to be material weaknesses as defined above as of October 31, 2004.

This report is intended solely for the information and use of management and the Board of Directors of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

KPMG LLP
December 17, 2004
New York, New York

Attachment to Report of Independent Registered Public Accounting Firm

Strategic Partners Health Sciences Fund
Strategic Partners Money Market Fund
Strategic Partners Managed OTC Fund
Strategic Partners Small Cap Growth Opportunity Fund
Strategic Partners Balanced Fund
Strategic Partners Core Value Fund
Strategic Partners Equity Income Fund
Strategic Partners Capital Growth Fund
Strategic Partners High Yield Bond Fund
Strategic Partners Managed Small Cap Growth Fund
Strategic Partners Growth with Income Fund
Strategic Partners Small Company Fund
Strategic Partners International Growth Fund
Strategic Partners Technology Fund
Strategic Partners Capital Income Fund
Strategic Partners Mid Cap Growth Fund
Strategic Partners Bond Fund
Strategic Partners Managed Index 500 Fund
Strategic Partners Concentrated Growth Fund
Strategic Partners Relative Value Fund




EXHIBIT B:
  Attachment to item 77C:
 Submission of matters to a vote of Security holders.

Supplemental Proxy Information
(Unaudited)

A meeting of the Company's shareholders was held on May 3, 2004.
The meeting was held for the following purposes:

To approve the Plan of Reorganization of the Company on behalf of the ASAF International Growth Fund and the ASAF William Blair International Growth Fund.
To approve the Plan of Reorganization of the Company on behalf of the ASAF T. Rowe Price Tax Managed Fund and the ASAF Marsico Capital Growth Fund.

The results of the proxy solicitation on the preceding matters were:

MATTER                                 VOTES     VOTES     ABSTENTIONS
                                        FOR      AGAINST

Reorganization plan between           3,320,739    71,892   110,256
the ASAF International Growth Fund
and the ASAF William Blair
International Growth Fund

Reorganization plan between             351,773    16,428    10,086
the ASAF Alliance Growth Fund
and the ASAF Marsico Capital Growth
Fund

A meeting of the Company's shareholders was held on June 28, 2004. The meeting was held for the following purposes:

To approve the Plan of Reorganization of the Company on behalf of the Strategic Partners Managed Large Cap Growth Fund and the Jennison Growth Fund.

The results of the proxy solicitation on the preceding matters were:


MATTER                                 VOTES       VOTES  ABSTENTIONS
                                        FOR       AGAINST

Reorganization plan between          148,693        745     2,191
the Strategic Partners Managed
Large Cap Growth Fund
and the Jennison Growth Fund



EXHIBIT C:
Strategic Partners Mutual Funds, Inc.
For the period ended 10/31/04
File number 811-08085

SUB-ITEM 77D
Policies With Respect to Security Investment

Strategic Partners Mutual Funds, Inc.
Supplement dated April 30, 2004 to the Prospectus dated March 1, 2004

(1)	Strategic Partners Small Cap Growth Opportunity Fund

The sub-advisory agreement between Prudential
Investments LLC ("PI") and American Skandia Investment
Services, Inc. ("ASISI" and together with PI, the "Investment Manager") and Pilgrim Baxter & Associates, Ltd.
("PBHG") with respect to the Strategic Partners Small Cap
Growth Opportunity Fund (the "Small Cap Growth Fund") will be terminated effective on or about the close of business on April 30, 2004. Effective immediately thereafter, pursuant to a new sub-advisory agreement, the Small Cap
Growth Fund will be sub-advised by State Street Research &
Management Company ("State Street Research"). Shareholders of the Small Cap Growth Fund will be sent an information statement containing more detailed information about State
Street Research and the reasons for the Investment
Manager's retention of State Street Research.

	Accordingly, effective on or about the close of business on April 30, 2004, all references in the Prospectus and SAI to Pilgrim Baxter & Associates, Ltd. are replaced by references to State Street Research. In addition, the section of the Prospectus entitled
"Management of the Funds -- The Sub-Advisors" is revised by deleting the sub-section relating to PBHG on pages 124 and 125 and replacing it with the following:

State Street Research & Management Company
("State Street Research") serves as sub-adviser for the Strategic Partners Small Cap Growth
Opportunity Fund. State Street Research traces its heritage back to 1924 and the founding of one of America's first mutual funds. As of March 31, 2004, State Street Research managed approximately
$44.9 billion in assets.  The address of State
Street Research is One Financial Center, Boston,
Massachusetts 02111.

Tucker Walsh is the lead manager and is
responsible for the day-to-day management of the Fund. Andrew Morey is portfolio manager of the Fund. Mr. Walsh, a managing director, joined
State Street Research in 1997. Mr. Morey, senior vice president, joined State Street Research in 1995. Mr. Walsh and Mr. Morey have managed the
Fund since State Street Research became the
Fund's sub-adviser in May 2004.

(2)	Strategic Partners High Yield Bond Fund

The sub-advisory agreement between Prudential
Investments LLC ("PI") and American Skandia Investment
Services, Inc. ("ASISI" and together with PI, the "Investment Manager") and Federated Investment Management
Company ("Federated") with respect to the Strategic
Partners High Yield Bond Fund (the "High Yield Bond Fund") will be terminated effective on or about the close of business on April 30, 2004. Effective immediately thereafter, pursuant to a new sub-advisory agreement, the High Yield Bond Fund will be sub-advised by Goldman Sachs
Asset Management, L.P. ("GSAM").  Shareholders of the High
Yield Bond Fund will be sent an information statement containing more detailed information about GSAM and the reasons for the Investment Manager's retention of GSAM.

	Accordingly, effective on or about the close of business on April 30, 2004, all references in the Prospectus and SAI to Federated Investment Management
Company are replaced by references to Goldman Sachs Asset
Management, L.P. In addition, the section of the Prospectus entitled "Management of the Funds -- The Sub-
Advisors" is revised by deleting the sub-section relating to Federated on page 122. In addition, the second sentence of the sub-section relating to GSAM on page 122 of the Prospectus is replaced by the following:

GSAM, a business unit of the Investment
Management Division of Goldman Sachs & Co.
("Goldman Sachs") serves as sub-advisor for the Strategic Partners Mid Cap Growth Fund, the
Strategic Partners Concentrated Growth Fund, and the Strategic Partners High Yield Bond Fund.

	In addition, the sub-section of relating to GSAM on page 123 of the Prospectus is revised by adding the following:

The portfolio managers responsible for the day-to-day management of the Strategic Partners High
Yield Bond Fund are Andrew Jessop, Diana Gordon and Rob Cignarella. Mr. Jessop, Managing
Director and Head of the High Yield Team, joined
GSAM in 1997 as a portfolio manager. He is responsible for managing high yield assets.
Previously, he worked six years managing high yield portfolios at Saudi International Bank in London. Ms. Gordon, Vice President, joined GSAM in 1999 covering the high yield technology and communications sectors in addition to trading.
Before joining GSAM, she was a high yield portfolio manager at Saudi International Bank.
Mr. Cignarella, Vice President, joined GSAM in
1998 as a high yield credit research analyst.
Prior to his current position he worked in investment banking at Salomon Brothers. Mr.
Jessop, Ms. Gordon and Mr. Cignarella have managed the Fund since GSAM became the Fund's sub-adviser in May 2004.

In addition, the section of the Prospectus entitled
"Fixed Income Funds" is revised by replacing the Investment
Goal and Primary Investments relating to the High Yield
Bond Fund on page 13 with the following:

Investment Goal: High Current Income and may consider potential for capital appreciation
Primary Investments: The Fund invests primarily in high yield fixed income securities that, at the time of purchase are non-investment grade securities.

In addition, the section of the Prospectus entitled
"Risk/Return Summary - Fixed Income Funds - Principal
Investment Strategies" is revised by replacing the five paragraphs relating to the High Yield Bond Fund on page 13 with the following:

The Strategic Partners High Yield Bond Fund will invest, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (''Net Assets'') in high-yield, fixed-income securities that, at the time of purchase, are non-investment grade securities. Non-investment grade securities are securities rated
BB, Ba or below by a Moody's Investors Services,
Inc. or Standard & Poor's Corporation, or, if unrated, determined by the Sub-Adviser to be of comparable quality. The Fund may invest in all types of fixed income securities, including, senior and subordinated corporate debt obligations (such as bonds, debentures, notes and commercial paper), convertible and non-convertible corporate debt obligations, loan participations, custodial receipts, municipal
Securities and preferred stock.

In addition, the section of the Prospectus entitled
"Principal Risks" is revised by replacing the one paragraphs relating to the High Yield Bond Fund on page 14 with the following:

As a fund that invests primarily in lower-quality fixed-income securities, the Strategic Partners High Yield Bond
Fund will be subject to a level of risk that is high relative to other fixed income funds, which may be comparable to or higher than some equity funds. Non-investment grade fixed-income securities (commonly known as ''junk bonds'') tend to offer higher yields than higher rated securities with similar maturities. Non-investment grade fixed-income securities are, however, considered speculative and generally involve greater price volatility and greater risk of loss of principal and interest than higher rated securities. The Fund may purchase the securities of issuers that are in default.

In addition, the section of the Prospectus entitled
"Investment Programs of the Funds" is revised by replacing the disclosure relating to the High Yield Bond Fund on pages 96 and 97 with the following:

STRATEGIC PARTNERS HIGH YIELD BOND FUND

Investment Objective: The investment objective of the Fund is to seek a high level of current income and may also consider the potential for capital appreciation.

Principal Investment Strategies and Risks:

	The Fund will invest, under normal
circumstances, at least 80% of its net assets plus any borrowings for investment purposes
(measured at time of purchase) (''Net Assets'') in high-yield, fixed-income securities that, at the time of purchase, are non-investment grade securities. Non-investment grade securities are securities rated BB, Ba or below by Moody's
Investors Services, Inc. or Standard & Poor's
Corporation, or, if unrated, determined by the Sub-Adviser to be of comparable quality.

The Fund may invest in all types of fixed income securities, including, senior and subordinated corporate debt obligations (such as bonds, debentures, notes and commercial paper), convertible and non-convertible corporate debt obligations, loan participations, custodial receipts, municipal Securities and preferred stock. The Fund may purchase the securities of issuers that are in default.

The Fund may invest up to 25% of its total assets in obligations of domestic and foreign issuers which are denominated in currencies other than the U.S. dollar and in securities of issuers located in emerging countries denominated in any currency. However, to the extent that the Sub-
Adviser has entered into transactions that are intended to hedge the Fund's position in a non-
U.S. dollar denominated obligation against currency risk, such obligation will not be counted when calculating compliance with the 25% limitation on obligations in non-U.S. currency.

 Under normal market conditions, the Fund may invest up to 20% of its Net Assets in investment grade fixed-income securities, including U.S. Government Securities. The Fund may also invest in common stocks, warrants, rights and other equity securities, but will generally hold such equity investments only when debt or preferred stock of the issuer of such equity securities is held by the Fund or when the equity securities are received by the Fund in connection with a corporate restructuring of an issuer.

	To the extent the Fund invests in sovereign debt obligations the Fund will be subject to the risk that the issuer of the sovereign debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay the principal or interest when due.
There are also risks associated with the general political and social environment of a country.
These factors may include among other things government instability, poor socioeconomic conditions, corruption, lack of law and order, lack of democratic accountability, poor quality of the bureaucracy, internal and external conflict, and religious and ethnic tensions. High political risk can impede the economic welfare of a country. The risks associated with the general economic environment of a country can encompass, among other things, low quality and growth rate of Gross Domestic Product (''GDP''), high inflation or deflation, high government deficits as a percentage of GDP, weak financial sector, overvalued exchange rate, and high current account deficits as a percentage of GDP. The risk factors associated with the inability of a country to pay its external debt obligations in the immediate future may include but are not limited to high foreign debt as a percentage of GDP, high foreign debt service as a percentage of exports, low foreign exchange reserves as a percentage of short-term debt or exports, and an unsustainable exchange rate structure.

Foreign Risk -The Fund will be subject to risks of loss with respect to their foreign investments that are not typically associated with domestic issuers. Loss may result because of less foreign government regulation, less public information and less economic, political and social stability. Loss may also result from the imposition of exchange controls, confiscations and other government restrictions. The Fund will also be subject to the risk of negative foreign currency rate fluctuations. Foreign risks will normally be greatest when the Fund invests in issuers located in emerging countries.

Emerging Countries Risk-The Fund may invest in emerging countries. The securities markets of Asian, Latin, Central and South American, Eastern
European, Middle Eastern, African and other emerging countries are less liquid, are especially subject to greater price volatility, have smaller market capitalizations, have less government regulation and are not subject to as extensive and frequent accounting, financial and other reporting requirements as the securities markets of more developed countries. These risks are not normally associated with investments in more developed countries.

''Junk Bond'' Risk-The Fund will invest in non-investment grade fixed-income securities
(commonly known as ''junk bonds'') that are considered predominantly speculative by traditional investment standards. Non-investment grade fixed-income securities and unrated securities of comparable credit quality are subject to the increased risk of an issuer's inability to meet principal and interest payment obligations. These securities may be subject to greater price volatility due to such factors as specific corporate or municipal developments, interest rate sensitivity, negative perceptions of the junk bond markets generally and less secondary market liquidity.

In addition, the section of the Prospectus entitled
"Certain Risk Factors and Investment Methods" is revised by deleting reference to the High Yield Bond Fund in the sub-section titled "Options" on page 148 and by deleting reference to the High Yield Bond Fund in the sub-section titled "Futures Contracts and Related Options" on page 149.
In addition, the section of the Prospectus entitled
"Certain Risk Factors and Investment Methods" is revised by adding in the following sentence to the subsection titled
"Repurchase Agreements" on page 153:

The Strategic Partners High Yield Bond Fund may enter into repurchase agreements collateralized by securities issued by foreign governments.

(3)	Strategic Partners Capital Growth Fund

	Effective on April 30, 2004, James A. Hillary will leave Marsico Capital Management, LLC, the sub-advisor to the Fund. Accordingly, references to Mr. Hillary as a portfolio manager of the Fund on page 124 of the Prospectus shall be deleted as of April 30, 2004.



Strategic Partners Mutual Funds, Inc.
For the period ended 10/31/04
File number 811-08085

SUB-ITEM 77D
Policies With Respect to Security Investment


Strategic Partners Mutual Funds, Inc.
Strategic Partners Health Sciences Fund

Supplement dated November 23, 2004 to the Prospectus and
Statement of Additional Information dated March 1, 2004


AMVESCAP PLC (AMVESCAP) announced on September 30, 2004, the final steps to create a unified distribution platform for mutual fund products in the U.S. under the retail brand, "AIM Investments." Therefore, on October 1, 2004, the portfolio management staff responsible for managing the portfolios of mutual fund products in the U.S. that was formerly employed by INVESCO Funds Group, Inc. and then employed by INVESCO Institutional (N.A.), Inc. ("INVESCO"), became employed by A I M Capital Management, Inc. ("AIM") and its affiliates. Both AIM and INVESCO are indirect subsidiaries of AVZ Inc. ("AVZ"), a wholly-owned indirect subsidiary of AMVESCAP. In order to facilitate the continued management of the Strategic Partners Health Sciences Fund, the portfolio management staff retained dual employment relationships with both AIM and INVESCO pending the assignment of all applicable sub-advisory agreements from INVESCO to AIM.

Consequently, INVESCO requested and the Board of Directors of Strategic Partners Mutual Funds, Inc., (the "Board") approved the assignment of its duties and responsibilities under the sub-advisory agreement to AIM, effective December 1, 2004.

Accordingly, as of December 1, 2004, all references in the Prospectus and SAI to INVESCO are replaced by references to AIM. In addition, the section of the Prospectus entitled "Management of the Funds -- The Sub-Advisors" is revised by deleting the sub-section relating to INVESCO on page 123 and replacing it with the following:

"AIM serves as sub-adviser for the Strategic Partners Health Sciences Fund. AIM is an indirect, wholly-owned subsidiary of AMVESCAP, an international investment management company based in London, with money managers in Europe, South America and the Far East. AIM, together with its affiliates, advised or managed approximately 200 investment portfolios as of September 30, 2004, encompassing a broad range of investment objectives. AIM uses a team approach to investment management. As of September 30, 2004 AIM and its affiliates managed approximately $132 billion in assets. The address of AIM is 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173.

The portfolio managers responsible for the day-to-day management of the Strategic Partners Health Sciences Fund are Michael Yellen, Kirk L. Anderson, and Bryan A. Unterhalter.

Mr. Michael Yellen, senior portfolio manager, has been associated with AIM and/or its affiliates since 1998, and was primarily responsible for the GT Applied Science Fund and the GT Healthcare Fund, both offshore funds, until assuming his present responsibilities with AIM. From 1994 to 1997, he was an investment analyst for the health care sector in the Asset Management Division of Liechtenstein Global Trust. He began his career in 1991 at Franklin Resources, Inc., as a senior securities analyst. Mr. Yellen holds a B.A. from Stanford University.

Mr. Kirk Anderson, portfolio manager, has been associated with AIM and/or its affiliates since 1994 where he was employed in the fund services area. He then moved to portfolio administration in 1995, became an analyst in 1997, and a portfolio manager in 2003. Mr. Anderson earned a B.A. in political science from Texas A&M University, and a M.S. in finance from the University of Houston.

Mr. Bryan Unterhalter, portfolio manager, has been associated with AIM and/or its affiliates since 1997. In 1997, he was a domestic equity trader and later became an analyst on AIM's International (Europe/Canada) investment management team in 1998. He was promoted to portfolio manager in 2003. Mr. Unterhalter began his investment career in 1995 as an equity trader with First Interstate Bank. A native of Johannesburg, South Africa, Mr. Unterhalter received a B.A. from The University of Texas at Austin and an M.B.A. from the University of St.Thomas."




Strategic Partners Mutual Funds, Inc.
For the period ended 10/31/04
File number 811-08085

SUB-ITEM 77D
Policies With Respect to Security Investment
Strategic Partners Mutual Funds, Inc.
Strategic Partners Capital Income Fund
Prospectus and Statement of Additional Information dated March 1,
2004
Supplement dated July 21, 2004
Effective July 21, 2004, T. Rowe Price Associates, Inc.
replaced INVESCO Institutional (N.A.) as subadviser to the Strategic Partners Capital Income Fund.
The following replaces the section of the Prospectus entitled "Risk/Return Summary -- Principal Investment Strategies:"
The Strategic Partners Capital Income Fund seeks to achieve its objective by investing in common stocks of large companies that appear to be undervalued, and in securities that are expected to produce dividend income. The Fund normally will invest at least 80% of its net assets in common stocks, with 65% in common stocks of well-established companies paying above-average dividends.

The Fund typically employs a "value" approach in selecting investments. The Sub-advisor's in-house research team seeks to identify companies that appear to be undervalued by various measures and may be temporarily out of favor but have good prospects for capital appreciation and dividend growth.

The Fund will invest primarily in equity securities, including common stocks, preferred stocks, warrants and securities convertible into or exchangeable for common or preferred stocks. In addition, the Fund may invest a portion of its assets in debt securities or convertible bonds. The Fund may invest up to 25% of its total assets in foreign securities, including securities of issuers in countries considered to be developing. These foreign investments may serve to increase the overall risks of the Fund. The Fund may also invest in futures and options in keeping with its objectives.
The following replaces the section of the Prospectus entitled "Investment Programs of the Funds:"
Investment Objective: The investment objective of the Fund is to seek capital growth and current income.

Principal Investment Policies and Risks:

	The Fund seeks to achieve its objective by investing in common stocks of large companies that appear to be undervalued, and in securities that are expected to produce dividend income. The Fund normally will invest at least 80% of its net assets in common stocks, with 65% in common stocks of well-established companies paying above-average dividends.

The Fund typically employs a "value" approach in selecting investments. The Sub-advisor's in-house research team seeks to identify companies that appear to be undervalued by various measures and may be temporarily out of favor but have good prospects for capital appreciation and dividend growth.

In selecting investments, the Sub-advisor generally looks for companies with the following characteristics:

* low price/earnings, price/book value, price/sales or price/cash flow ratios relative to the S&P 500, the company's peers or its own historic norm;
companies that may benefit from restructuring activity;
* a sound balance sheet and other positive financial characteristics; and/or
*  low stock price relative to a company's underlying asset values

The Fund may invest a portion of its assets in debt securities or convertible bonds. In order to minimize its risk in investing in debt securities, the Fund will invest no more than 15% of its assets in junk bonds. In addition, the Fund may invest up to 25% of its total assets in foreign securities, including securities of issuers in countries considered to be developing. These foreign investments are subject to the special risk of losing value because of declining foreign currencies or adverse political or economic events overseas. The Fund may also invest in futures and options, in keeping with its objectives.

In pursuing its investment objective, the Sub-advisor has the discretion to purchase some securities that do not meet its normal investment criteria, as described above, when it perceives an unusual opportunity for gain. These special situations might arise when the Fund's management believes a security could increase in value for a variety of reasons, including a change in management, an extraordinary corporate event, or a temporary imbalance in the supply of or demand for the securities.

	The Fund's investments in common stocks may, of course, decline in value, which will result in declines in the Fund's share price. Such declines could be substantial. To minimize the risk this presents, the Sub-advisor will not invest, with respect to 75% of the value of the Fund's total assets, more than 5% of the Fund's assets in the securities of any one company or in more than 10% of the voting securities of any one company. In addition, the Fund will not invest more than 25% of the Fund's total assets in any one industry. In light of the Fund's focus on income producing stocks, its risk and share price fluctuation (and potential for gain) may be less than other stock funds.

Debt Securities. The Fund's investments in debt securities will generally be subject to both credit risk and market risk. Credit risk relates to the ability of the issuer to meet interest or principal payments, or both, as they come due. Market risk relates to the fact that the market values of debt securities in which the Fund invests generally will be affected by changes in the level of interest rates. An increase in interest rates will tend to reduce the market values of debt securities, whereas a decline in interest rates will tend to increase their values. Although the Sub-advisor will limit the Fund's debt security investments to securities it believes are not highly speculative, both kinds of risk are increased by investing in debt securities rated below the top four grades by Standard & Poor's Corporation or Moody's Investors Services, Inc., or equivalent unrated debt securities ("junk bonds").

	In order to minimize its risk in investing in debt securities, the Fund will invest no more than 15% of its assets in junk bonds, and in no event will the Fund ever invest in a debt security rated below Caa by Moody's or CCC by Standard & Poor's. While the Sub-advisor will monitor all of the debt securities in the Fund for the issuers' ability to make required principal and interest payments and other quality factors, the Sub-advisor may retain in the Fund a debt security whose rating is changed to one below the minimum rating required for purchase of such a security. For a discussion of the special risks involved in lower-rated bonds, see this Prospectus under "Certain Risk Factors and Investment Methods."

Other Investments:

	The Fund may invest up to 10% of its net assets in futures and options. The Fund may enter into futures and options contracts for a number of reasons, including: to manage exposure to changes in securities prices and foreign currencies; as an efficient means of increasing or decreasing Fund overall exposure to a specific part or broad segment of the U.S. market or a foreign market; in an effort to enhance income; to protect the value of portfolio securities; and to serve as a cash management tool. Call or put options may be purchased or sold on securities, financial indices, and foreign currencies.

For more information on the types of securities in which the Fund may invest, see this Prospectus under "Certain Risk Factors and Investment Methods" and the Company's SAI under "Investment
Programs for the Funds."

Temporary Investments. In periods of uncertain market and economic conditions, the Fund may assume a defensive position with up to 100% of its assets temporarily invested in high quality corporate bonds or notes or government securities, or held in cash. The Fund's reserves may also be invested in money market mutual funds managed by the subadvisor or its affiliates. While the Fund is in a defensive position, the opportunity for the Fund to achieve its investment objective may be limited.

	The following replaces the section of the Prospectus entitled "Management of the Funds -- The Sub-Advisors:"
T. Rowe Price Associates, Inc. ("T. Rowe Price") serves as Sub-advisor for the Strategic Partners Capital Income Fund. T.
Rowe Price, located at 100 East Pratt Street, Baltimore, Maryland 21202, was founded in 1937 by the late Thomas Rowe Price, Jr. As of March 31, 2004, T. Rowe Price and its affiliates managed approximately $201 billion for approximately eight million individual and institutional accounts.

The Fund is managed by Stephen W. Boesel, John D. Linehan and Brian C. Rogers who share day-to-day responsibility for managing the portfolio and in developing and executing the Fund's investment program. Mr. Boesel has been managing investments since joining T. Rowe Price in 1973. Mr. Linehan joined T. Rowe Price in 1998 as an analyst and has been managing investments since 1999. Mr. Rogers joined T. Rowe Price in 1982 and has been managing investments since 1983.

The following replaces the section of the Statement of Additional Information titled "Investment Programs of the Funds:"
STRATEGIC PARTNERS CAPITAL INCOME FUND:

Investment Objective: The investment objective of the Fund is to seek capital growth and current income.

Investment Policies:

	The Fund seeks to achieve its objective by investing in common stocks of large companies that appear to be undervalued, and in securities that are expected to produce dividend income. The Fund normally will invest at least 80% of its net assets in common stocks, with 65% in common stocks of well-established companies paying above-average dividends.

	The Fund will invest primarily in equity securities, including common stocks, preferred stocks, warrants and securities convertible into or exchangeable for common or preferred stocks. In addition, the Fund normally will invest a portion of its assets in debt securities or convertible bonds. The Fund may invest up to 25% of its total assets in foreign securities, including securities of issuers in countries considered to be developing. These foreign investments may serve to increase the overall risks of the Fund. These foreign investments are subject to the special risk of losing value because of declining foreign currencies or adverse political or economic events overseas.

The Fund typically employs a "value" approach in selecting investments. The Sub-advisor's in-house research team seeks to identify companies that appear to be undervalued by various measures and may be temporarily out of favor but have good prospects for capital appreciation and dividend growth.

In selecting investments, the Sub-advisor generally looks for companies with the following characteristics:

*low price/earnings, price/book value, price/sales or price/cash flow ratios relative to the S&P 500, the company's peers or its own historic norm;
	companies that may benefit from restructuring activity;
* a sound balance sheet and other positive financial characteristics; and/or
* low stock price relative to a company's underlying asset values

In pursuing its investment objective, the Sub-advisor has the discretion to purchase some securities that do not meet its normal investment criteria, as described above, when it perceives an unusual opportunity for gain. These special situations might arise when the Fund's management believes a security could increase in value for a variety of reasons, including a change in management, an extraordinary corporate event, or a temporary imbalance in the supply of or demand for the securities.

	Debt Securities. The debt securities in which the Fund invests are generally subject to two kinds of risk: credit risk and market risk. The ratings given a debt security by Moody's and Standard & Poor's ("S&P") provide a generally useful guide as to such credit risk. The lower the rating given a debt security by such rating service, the greater the credit risk such rating service perceives to exist with respect to such security. Increasing the amount of Fund assets invested in unrated or lower grade (Ba or less by Moody's, BB or less by S&P) debt securities, while intended to increase the yield produced by the Fund's debt securities, will also increase the credit risk to which those debt securities are subject.

	 In order to minimize its risk in investing in debt securities, the Fund will invest no more than 15% of its assets in junk bonds. Lower-rated debt securities and non-rated securities of comparable quality tend to be subject to wider fluctuations in yields and market values than higher rated debt securities and may have speculative characteristics. Although the Fund may invest in debt securities rated B or higher by either S&P or Moody's, the Fund's investments have generally been limited to debt securities rated B or higher by either S&P or Moody's. Debt securities rated lower than B by either S&P or Moody's may be highly speculative. The Sub-advisor intends to limit such portfolio investments to debt securities which are not believed by the Sub-advisor to be highly speculative and which are rated at least CCC or Caa, respectively, by S&P or Moody's. In addition, a significant economic downturn or major increase in interest rates may well result in issuers of lower-rated debt securities experiencing increased financial stress which would adversely affect their ability to service their principal and interest obligations, to meet projected business goals, and to obtain additional financing. While the Sub-advisor attempts to limit purchases of lower-rated debt securities to securities having an established retail secondary market, the market for such securities may not be as liquid as the market for higher rated debt securities. For an additional discussion of certain risks involved in lower-rated or unrated securities, see this SAI and the Company's Prospectus under "Certain Risk Factors and Investment Methods."

Options on Securities:
	Writing Covered Call Options. The Fund may write (sell) American or European style "covered" call options and purchase options to close out options previously written by the Fund. In writing covered call options, the Fund expects to generate additional premium income, which should serve to enhance the Fund's total return and reduce the effect of any price decline of the security or currency involved in the option. Covered call options will generally be written on securities or currencies which, in the Sub-advisor's opinion, are not expected to have any major price increases or moves in the near future but which, over the long term, are deemed to be attractive investments for the Fund.

 	The Fund generally will write only covered call options. This means that the Fund will either own the security or currency subject to the option or an option to purchase the same underlying security or currency having an exercise price equal to or less than the exercise price of the "covered" option. From time to time, the Fund will write a call option that is not covered as indicated above but where the Fund will establish and maintain with its custodian for the term of the option, an account consisting of cash, U.S. government securities, other liquid high-grade debt obligations, or other suitable cover as permitted by the SEC, having a value equal to the fluctuating market value of the optioned securities or currencies.

Fund securities or currencies on which call options may be written will be purchased on the basis of investment considerations consistent with the Fund's investment objective. The writing of covered call options is a conservative investment technique believed to involve relatively little risk (in contrast to the writing of naked or uncovered options, which the Fund generally will not do), but capable of enhancing the Fund's total return. When writing a covered call option, the Fund, in return for the premium, gives up the opportunity for profit from a price increase in the underlying security or currency above the exercise price, but conversely retain the risk of loss should the price of the security or currency decline. Unlike one that owns securities or currencies not subject to an option, the Fund has no control over when it may be required to sell the underlying securities or currencies, since it may be assigned an exercise notice at any time prior to the expiration of its obligation as a writer. If a call option that the Fund has written expires, the Fund will realize a gain in the amount of the premium; however, such gain may be offset by a decline in the market value of the underlying security or currency during the option period. If the call option is exercised, the Fund will realize a gain or loss from the sale of the underlying security or currency. The Fund does not consider a security or currency covered by a call to be "pledged" as that term is used in the Fund's policy, which limits the pledging or mortgaging of its assets.

The premium received is the market value of an option. The premium the Fund will receive from writing a call option will reflect, among other things, the current market price of the underlying security or currency, the relationship of the exercise price to such market price, the historical price volatility of the underlying security or currency, and the length of the option period. Once the decision to write a call option has been made, the Sub-advisor, in determining whether a particular call option should be written on a particular security or currency, will consider the reasonableness of the anticipated premium and the likelihood that a liquid secondary market will exist for those options. The premium received by the Fund for writing covered call options will be recorded as a liability of the Fund. This liability will be adjusted daily to the option's current market value, which will be the latest sale price on its primary exchange at the time at which the net asset value per share of the Fund is computed (close of the New York Stock Exchange) or, in the absence of such sale, the mean of closing bid and ask prices. The option will be terminated upon expiration of the option, the purchase of an identical option in a closing transaction, or delivery of the underlying security or currency upon the exercise of the option.

	The Fund will realize a profit or loss from a closing purchase transaction if the cost of the transaction is less or more than the premium received from the writing of the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security or currency, any loss resulting from the purchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security or currency owned by the Fund.

The Fund will not write a covered call option if, as a result, the aggregate market value of all portfolio securities or currencies covering written call or put options exceeds 25% of the market value of the Fund's total assets. In calculating the 25% limit, the Fund will offset the value of securities underlying purchased calls and puts on identical securities or currencies with identical maturity dates.

Writing Covered Put Options.  The Fund may write American or
European style covered put options and purchase options to close out options previously written by the Fund.

The Fund would write put options only on a covered basis, which means that the Fund would maintain in a segregated account cash, U.S. government securities, other liquid high-grade debt obligations, or other suitable cover as determined by the SEC, in an amount not less than the exercise price or the Fund will own an option to sell the underlying security or currency subject to the option having an exercise price equal to or greater than the exercise price of the "covered" option at all times while the put option is outstanding. (The rules of a clearing corporation currently require that such assets be deposited in escrow to secure payment of the exercise price.)

The Fund would generally write covered put options in circumstances where the Sub-advisor wishes to purchase the underlying security or currency for the Fund's portfolios at a price lower than the current market price of the security or currency. In such event the Fund would write a put option at an exercise price that, reduced by the premium received on the option, reflects the lower price it is willing to pay. Since the Fund would also receive interest on debt securities or currencies maintained to cover the exercise price of the option, this technique could be used to enhance current return during periods of market uncertainty. The risk in such a transaction would be that the market price of the underlying security or currency would decline below the exercise price, less the premiums received. Such a decline could be substantial and result in a significant loss to the Fund. In addition, the Fund, because it does not own the specific securities or currencies that it may be required to purchase in exercise of the put, cannot benefit from appreciation, if any, with respect to such specific securities or currencies.

The Fund will not write a covered put option if, as a result, the aggregate market value of all portfolio securities or currencies covering put or call options exceeds 25% of the market value of the Fund's total assets. In calculating the 25% limit, the Fund will offset the value of securities underlying purchased puts and calls on identical securities or currencies with identical maturity dates.

Purchasing Put Options. The Fund may purchase American or European style put options. As the holder of a put option, the Fund has the right to sell the underlying security or currency at the exercise price at any time during the option period (American style) or at the expiration of the option (European style). The Fund may enter into closing sale transactions with respect to such options, exercise them, or permit them to expire. The Fund may purchase put options for defensive purposes in order to protect against an anticipated decline in the value of its securities or currencies.

The premium paid by the Fund when purchasing a put option will be recorded as an asset of the Fund. This asset will be adjusted daily to the option's current market value, which will be the latest sale price on its primary exchange at the time at which the net asset value per share of the Fund is computed (close of New York Stock Exchange) or, in the absence of such sale, the mean of closing bid and ask prices. This asset will be terminated upon expiration of the option, the selling (writing) of an identical option in a closing transaction, or the delivery of the underlying security or currency upon the exercise of the option.

Purchasing Call Options. The Fund may purchase American or European style call options. As the holder of a call option, the Fund has the right to purchase the underlying security or currency at the exercise price at any time during the option period (American style) or at the expiration of the option (European style). The Fund may enter into closing sale transactions with respect to such options, exercise them, or permit them to expire. The Fund may purchase call options for the purpose of increasing its current return or avoiding tax consequences that could reduce its current return. The Fund may also purchase call options in order to acquire the underlying securities or currencies.

The Fund will not commit more than 5% of its total assets to premiums when purchasing call and put options. The premium paid by the Fund when purchasing a call option will be recorded as an asset of the Fund. This asset will be adjusted daily to the option's current market value, which will be the latest sale price on its primary exchange at the time at which the net asset value per share of the Fund is computed (close of New York Stock Exchange), or, in the absence of such sale, the mean of closing bid and ask prices.

Dealer (Over-the-Counter) Options. The Fund may engage in transactions involving dealer options. Certain risks are specific to dealer options. While the Fund would look to a clearing corporation to exercise exchange-traded options, if the Fund were to purchase a dealer option, it would rely on the dealer from whom it purchased the option to perform if the option were exercised. Failure by the dealer to do so would result in the loss of the premium paid by the Fund as well as loss of the expected benefit of the transaction. For a discussion of dealer options, see this SAI under "Certain Risk Factors and Investment Methods."

Futures Contracts:

Transactions in Futures. Futures contracts are a type of potentially high-risk derivative. The Fund may enter into futures contracts including stock index, interest rate, and currency futures ("futures" or "futures contracts").

Interest rate or currency futures contracts may be used as a hedge against changes in prevailing levels of interest rates or currency exchange rates in order to establish more definitely the effective return on securities or currencies held or intended to be acquired by the Fund. Interest rate or currency futures can be sold as an offset against the effect of expected increases in interest rates or currency exchange rates and purchased as an offset against the effect of expected declines in interest rates or currency exchange rates. Futures can also be used as an efficient means of regulating the Fund's exposure to the market.

Stock index futures contracts may be used to provide a hedge for a portion of the Fund's portfolio, as a cash management tool, or as an efficient way for the Sub-advisor to implement either an increase or decrease in portfolio market exposure in response to changing market conditions. The Fund may purchase or sell futures contracts with respect to any stock index. Nevertheless, to hedge the Fund's portfolio successfully, the Fund must sell futures contracts with respect to indices or sub-indices whose movements will have a significant correlation with movements in the prices of the Fund's portfolio securities.

The Fund will enter into futures contracts that are traded on national or foreign futures exchanges, and are standardized as to maturity date and underlying financial instrument. Futures exchanges and trading in the United States are regulated under the Commodity Exchange Act by the CFTC. Although techniques other than the sale and purchase of futures contracts could be used for the above-referenced purposes, futures contracts offer an effective and relatively low cost means of implementing the Fund's objective in these areas.

Regulatory Limitations. If the Fund purchases or sells futures contracts or related options which do not qualify as bona fide hedging under applicable CFTC rules, the aggregate initial margin deposits and premium required to establish those positions cannot exceed 5% of the liquidation value of the Fund after taking into account unrealized profits and unrealized losses on any such contracts they have entered into, provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5% limitation. For purposes of this policy, options on futures contracts and foreign currency options traded on a commodities exchange will be considered "related options." This policy may be modified by the Directors of the Company without a shareholder vote and does not limit the percentage of the Fund's assets at risk to 5%.

In instances involving the purchase of futures contracts or the writing of call or put options thereon by the Fund, an amount of cash, liquid assets, or other suitable cover as permitted by the SEC, equal to the market value of the futures contracts and options thereon (less any related margin deposits), will be identified by the Fund to cover the position, or alternative cover (such as owning an offsetting position) will be employed. Assets used as cover or held in an identified account cannot be sold while the position in the corresponding option or future is open, unless they are replaced with similar assets. As a result, the commitment of a large portion of the Fund's assets to cover or identified accounts could impede portfolio management or the Fund's ability to meet redemption requests or other current obligations. If the CFTC or other regulatory authorities adopt different (including less stringent) or additional restrictions, the Fund would comply with such new restrictions.

Options on Futures Contracts. The Fund may purchase and sell options on the same types of futures in which it may invest. Writing a put option on a futures contract serves as a partial hedge against an increase in the value of securities the Fund intends to acquire. If the futures price at expiration of the option is above the exercise price, the Fund will retain the full amount of the option premium, which provides a partial hedge against any increase that may have occurred in the price of the debt securities the Fund intends to acquire. If the futures price when the option is exercised is below the exercise price, however, the Fund will incur a loss, which may be wholly or partially offset by the decrease in the price of the securities the Fund intends to acquire.

Additional Futures and Options Contracts. Although the Fund has no current intention of engaging in futures and options transactions other than those described above, it reserves the right to do so. Such futures and options trading might involve risks which differ from those involved in the futures and options described above.

The Fund may invest up to 10% of its net assets in futures and options contracts.

	Lending Portfolio Securities. The Fund may lend its securities to qualified brokers, dealers, banks, or other financial institutions. While voting rights may pass with the loaned securities, if a material event (e.g., proposed merger, sale of assets, or liquidation) is to occur affecting an investment on loan, the loan must be called and the securities voted. Loans of securities made by the Fund will comply with all other applicable regulatory requirements, including the rules of the New York Stock Exchange and the requirements of the Investment Company Act of 1940 and the Rules of the SEC thereunder.



Strategic Partners Mutual Funds, Inc.
For the period ended 10/31/04
File number 811-08085

SUB-ITEM 77D
Policies With Respect to Security Investment
Strategic Partners Mutual Funds, Inc.
Strategic Partners Technology Fund
Prospectus and Statement of Additional Information dated March 1, 2004 Supplement dated July 21, 2004
Effective July 21, 2004, The Dreyfus Corporation replaced
INVESCO Institutional (N.A.) as subadviser to the Strategic
Partners Technology Fund.

The following replaces the section of the Prospectus entitled "Management of the Funds -- The Sub-Advisors:"
The Dreyfus Corporation ("Dreyfus") serves as Sub-advisor for the Strategic Partners Technology Fund. Dreyfus is an indirect, wholly-owned subsidiary of Mellon Financial Corporation (Mellon). Founded in 1947, Dreyfus manages, as of December 31, 2003, approximately $167 billion in 201 mutual fund portfolios. Mellon is a global financial services company. Headquartered in Pittsburgh, Pennsylvania, Mellon is one of the world's leading providers for corporations and institutions and affluent individuals. The address of Dreyfus is 200 Park Avenue, New York, New York 10166.

Mark Herskovitz is the portfolio manager of the Fund. Mr. Herskovitz also serves as the primary portfolio manager of the Dreyfus Premier Technology Growth Fund and has been a manager of the fund since its inception in October 1997, and also serves as the primary portfolio manager of the Dreyfus Technology Growth Separate Account Portfolio. Additionally, he joined the Lighthouse Ashland Investments Growth equity management team as a portfolio manager in July 2003.

Prior to joining Dreyfus in 1996, Mr. Herskovitz served as a senior technology analyst at National City Corp. where he was responsible for the coverage of companies in the data processing, computer hardware & software, semiconductor and telecom equipment and services industries. Mr. Herskovitz received his A.B. from The University of Chicago where he studied economics and history.




Strategic Partners Mutual Funds, Inc.
For the period ended 10/31/04
File number 811-08085

SUB-ITEM 77D
Policies With Respect to Security Investment

JennisonDryden Mutual Funds
Strategic Partners Mutual Funds

Supplement dated September 13, 2004

	The following information replaces the indicated subsection of the Statement of Additional Information (SAI) entitled
"Purchase, Redemption and Pricing of Fund Shares --
Reduction and Waiver of the Initial Sales Charge--Class A
Shares -- Other Waivers":

Class A shares may be purchased at NAV, without the initial
sales charge, through the Distributor or Transfer Agent, by:

	investors in Individual Retirement Accounts, provided that (a) the purchase is made either from a directed rollover to such Individual Retirement Account or with the proceeds of a tax-free rollover of assets from a Benefit Plan for which Prudential Retirement (the institutional Benefit Plan recordkeeping entity of Prudential) provides administrative or recordkeeping services, in each case provided that such purchase is made within 60 days of receipt of the Benefit Plan distribution, or (b) recordkeeping for the Individual Retirement Account is performed by Prudential Retirement as part of its "Rollover IRA" program (regardless of whether or not the assets of the Individual Retirement Account consist of proceeds of a tax-free rollover of assets from a Benefit Plan described in (a) above)."

	Listed below are the names of the JennisonDryden and Strategic Partners Mutual Funds and the dates of the SAIs to which this Supplement relates.

Name of Fund					SAI Date

Dryden Government Income Fund, Inc. 	April 30, 2004
Dryden Municipal Bond Fund			June 29, 2004
	High Income Series
	Insured Series
Dryden California Municipal Fund		October 31, 2003
	California Series
	California Income Series
	California Money Market Series
Dryden High Yield Fund, Inc.			February 27,
2004
Dryden Municipal Series Fund			October 31,
2003
	Florida Series
	New Jersey Series
	New Jersey Money Market Series
	New York Series
	New York Money Market Series
	Pennsylvania Series
Dryden National Municipals Fund, Inc. 		February 27,
2004
Dryden Short-Term Bond Fund, Inc. 			April 30, 2004
	Dryden Short-Term Corporate Bond Fund
	Dryden Ultra-Short Bond Fund
Dryden Total Return Bond Fund, Inc.			February 27,
2004
Nicholas-Applegate Fund, Inc. 			February 27, 2004
Dryden Global Total Return Fund, Inc.		March 1, 2004
Dryden Index Series Fund				November 25, 2003
	Dryden Stock Index Fund
Dryden Tax-Managed Funds				January 30, 2004
Dryden Large-Cap Core Equity Fund
Dryden Small-Cap Core Equity Fund, Inc. 		January 30,
2004
Jennison 20/20 Focus Fund				May 28, 2004
Jennison Natural Resources Fund, Inc. 		July 28, 2004
Jennison Sector Funds, Inc.
Jennison Financial Services Fund			February 2,
2004
	Jennison Health Sciences Fund
	Jennison Technology Fund
	Jennison Utility Fund
Jennison Small Company Fund, Inc. 			May 3, 2004
Jennison U.S. Emerging Growth Fund, Inc. 		February 2, 2004
Jennison Value Fund					January 30, 2004
The Prudential Investment Portfolios, Inc.
Jennison Equity Opportunity Fund			December 3, 2003
	Jennison Growth Fund			December 3, 2003
	Dryden Active Allocation Fund		December 3, 2003
	JennisonDryden Conservative Allocation Fund February 17, 2004 JennisonDryden Moderate Allocation Fund February 17, 2004
	JennisonDryden Growth Allocation Fund	February 17, 2004
Strategic Partners Equity Fund, Inc. 			February 25,
2004
Prudential World Fund, Inc. 				January 29, 2004
	Dryden International Equity Fund
	Jennison Global Growth Fund
	Strategic Partners International Value Fund
Strategic Partners Real Estate Securities Fund		May 28, 2004
Strategic Partners Asset Allocation Funds		October 2, 2003
	Strategic Partners Conservative Growth Fund
	Strategic Partners Moderate Growth Fund
	Strategic Partners High Growth Fund
Strategic Partners Style Specific Funds		October 2, 2003
	Strategic Partners Large Cap Growth Fund
	Strategic Partners Large Cap Value Fund
	Strategic Partners Small Cap Growth Fund
	Strategic Partners Small Cap Value Fund
	Strategic Partners Total Return Bond Fund
Strategic Partners Opportunity Funds		June 30, 2004
	Strategic Partners Focused Growth Fund
	Strategic Partners New Era Growth Fund
	Strategic Partners Focused Value Fund
	Strategic Partners Mid Cap Value Fund
Strategic Partners Mutual Funds, Inc.			March 1, 2004
Strategic Partners International Growth Fund
Strategic Partners Small Cap Growth Opportunity Fund
Strategic Partners Managed Small Cap Growth Fund
Strategic Partners Small Company Fund
Strategic Partners Mid Cap Growth Fund
Strategic Partners Relative Value Fund
Strategic Partners Technology Fund
Strategic Partners Health Sciences Fund
Strategic Partners Managed OTC Fund
Strategic Partners Capital Growth Fund
Strategic Partners Concentrated Growth
Strategic Partners Managed Large Cap Growth Fund
Strategic Partners Core Value Fund
Strategic Partners Managed Index 500 Fund
Strategic Partners Equity Income Fund
Strategic Partners Growth with Income Fund
Strategic Partners Capital Income Fund
Strategic Partners Balanced Fund
Strategic Partners High Yield Bond Fund
Strategic Partners Bond Fund
Strategic Partners Money Market Fund




Strategic Partners Mutual Funds, Inc.
                Supplement dated April 30, 2004 to the Statement of Additional Information ("SAI") dated March 1, 2004

         The section of the SAI entitled "Investment Programs of the Funds" is revised by replacing the disclosure relating to the Strategic Partners High Yield Bond Fund on pages 101 through
104 with the following:

Strategic Partners High Yield Bond Fund:

Investment Objective: The Fund seeks a high level of current income and may also consider the potential for capital appreciation.

Investment Policies:

         The Fund is appropriate for investors who seek a high level of current income and who also may wish to consider the potential for capital appreciation. A number of investment strategies are used to seek to achieve the Fund's investment objective, including market sector selection, determination of yield curve exposure and issuer selection. In addition, the Sub-Adviser will attempt to take advantage of pricing inefficiencies in the fixed-income markets. The Sub-Adviser starts the investment process with economic analysis to determine broad
growth  trends,   industry-specific   events  and  market
forecasts. The market value of non-investment grade fixed-income securities tends to reflect individual developments within a company to a greater extent than higher rated corporate debt or Treasury bonds that react primarily to fluctuations in interest rates. Therefore, determining the creditworthiness of issuers is critical. To that end, the Fund's Fund managers have access to Goldman Sachs' highly regarded Credit Research and Global Investment Research Departments, as well as analysis from the firm's High Yield Research Group, a dedicated group of 15 professionals in the high yield and emerging market corporate bond research area, consisting of industry and regional market specialists. In addition, the Fund managers may review the opinions of the two largest independent credit rating agencies, Standard & Poor's and Moody's. The Fund's Fund managers and credit analysts also conduct their own in-depth analysis of the issues considered for inclusion in the Fund's Fund. The Fund managers and credit analysts evaluate such factors as a company's competitive position, the strength of its balance sheet, its ability to withstand economic downturns and its potential to generate ample cash flow to service its debt. The ability to analyze accurately a company's future cash flow by correctly anticipating the impact of economic, industry-wide and specific events is critical to successful high yield investing. GSAM's goal is to identify companies with the potential to strengthen their balance sheets by increasing their earnings, reducing their debt or effecting a turnaround. GSAM analyzes trends in a company's debt picture (i.e., the level of its interest coverage) as well as new developments in its capital structure on an ongoing basis. GSAM believes that this ongoing reassessment is more valuable than relying on a "snapshot" view of a company's ability to service debt at one or two points in time.

         The Fund is diversified among different sectors and industries on a global basis in an effort to reduce overall risk. While GSAM will avoid excessive concentration in any one industry, the Fund's specific industry weightings are the result of individual security selection. Emerging market debt considered for the Fund will be selected by specialists knowledgeable about the political and economic structure of those economies.

         Return on and Risks of High Yield Securities. High yield bonds can deliver higher yields and total return than either investment grade corporate bonds or U.S. Treasury bonds. However, because these non-investment grade securities involve higher risks in return for higher income, they are best suited to long-term investors who are financially secure enough to withstand volatility and the risks associated with such investments.

         For high yield, non-investment grade securities, as for most investments, there is a direct relationship between risk and return. Along with their potential to deliver higher yields and greater capital appreciation than most other types of fixed-income securities, high yield securities are subject to higher risk of loss, greater volatility and are considered speculative by traditional investment standards. The most significant risk associated with high yield securities is credit risk: the risk that the company issuing a high yield security may have difficulty in meeting its principal and/or interest payments on a timely basis. As a result, extensive credit research and diversification are essential factors in managing risk in the high yield arena. To a lesser extent, high yield bonds are also subject to interest rate risk: when interest rates increase, the value of fixed income securities tends to decline.

Investment Policies:

         U. S. Government Securities The Fund may invest in U.S. Government Securities. Some U.S. Government Securities (such as Treasury bills, notes and bonds, which differ only in their interest rates, maturities and times of issuance) are supported by the full faith and credit of the United States. Others, such as obligations issued or guaranteed by U.S. government agencies, instrumentalities or sponsored enterprises, are supported either by (i) the right of the issuer to borrow from the U.S. Treasury, (ii) the discretionary authority of the U.S. government to purchase certain obligations of the issuer or (iii)
only the credit of the issuer.   The  U.S.   government  is  under
no  legal  obligation,   in  general,   to  purchase  the
obligations of its agencies, instrumentalities or sponsored enterprises. No assurance can be given that the U.S. government will provide financial support to the U.S. government agencies, instrumentalities or sponsored enterprises in the future.

         U.S. Government Securities include (to the extent consistent with the Act) securities for which the payment of principal and interest is backed by an irrevocable letter of credit issued by the U.S. government, or its agencies, instrumentalities or sponsored enterprises. U.S. Government Securities also include (to the extent consistent with the Act) participations in loans made to foreign governments or their agencies that are guaranteed as to principal and interest by the U.S. government or its agencies, instrumentalities or sponsored enterprises. The secondary market for certain of these participations is extremely limited. In the absence of a suitable secondary market, such participations are regarded as illiquid.

         The Fund may also purchase U.S. Government Securities in private placements and may also invest in separately traded principal and interest components of securities guaranteed or issued by the U.S. Treasury that are traded independently under the separate trading of registered interest and principal of securities program ("STRIPS").

         Custodial Receipts and Trust Certificates. The Fund may invest in custodial receipts and trust certificates, which may be underwritten by securities dealers or banks, representing interests in securities held by a custodian or trustee. The securities so held may include U.S. Government Securities, Municipal Securities or other types of securities in which the Fund may invest. The custodial receipts or trust certificates are underwritten by securities dealers or banks and may evidence ownership of future interest payments, principal payments or both on the underlying securities, or, in some cases, the payment obligation of a third party that has entered into an interest rate swap or other arrangement with the custodian or trustee. For certain securities law purposes, custodial receipts and trust certificates may not be considered obligations of the U.S. government or other issuer of the securities held by the custodian or trustee. As a holder of custodial receipts and trust certificates, the Fund will bear its proportionate share of the fees and expenses charged to the custodial account or trust. The Fund may also invest in separately issued interests in custodial receipts and trust certificates.

         Although under the terms of a custodial receipt or trust certificate a Fund would be typically authorized to assert its rights directly against the issuer of the underlying obligation, the Fund could be required to assert through the custodian bank or trustee those rights as may exist against the underlying issuers. Thus, in the event an underlying issuer fails to pay principal and/or interest when due, a Fund may be subject to delays, expenses and risks that are greater than those that would have been involved if the Fund had purchased a direct obligation of the issuer. In addition, in the event that the trust or custodial account in which the underlying securities have been deposited is determined to be an association taxable as a corporation, instead of a non-taxable entity, the yield on the underlying securities would be reduced in recognition of any taxes paid.

         Certain custodial receipts and trust certificates may be synthetic or derivative instruments that have interest rates that reset inversely to changing short-term rates and/or have embedded interest rate floors and caps that require the issuer to pay an adjusted interest rate if market rates fall below or rise above a specified rate. Because some of these instruments represent relatively recent innovations, and the trading market for these instruments is less developed than the markets for traditional types of instruments, it is uncertain how these instruments will perform under different economic and interest-rate scenarios. Also, because these instruments may be leveraged, their market values may be more volatile than other types of fixed income instruments and may present greater potential for capital gain or loss. The possibility of default by an issuer or the issuer's credit provider may be greater for these derivative instruments than for other types of instruments. In some cases, it may be difficult to determine the fair value of a derivative instrument because of a lack of reliable objective information and an established secondary market for some instruments may not exist. In many cases, the Internal Revenue Service has not ruled on the tax treatment of the interest received on the derivative instruments and, accordingly, purchases of such instruments are based on the opinion of counsel to the sponsors of the instruments.

         Mortgage Loans and Mortgage-Backed Securities The Fund may invest in mortgage loans and mortgage pass-through securities and other securities representing an interest in or collateralized by adjustable and fixed-rate mortgage loans
("Mortgage-Backed Securities").

         Mortgage-Backed Securities (including collateralized mortgage obligations, REMICs and stripped mortgage-backed securities described below) are subject to both call risk and extension risk. Because of these risks, these securities can have significantly greater price and yield volatility than with traditional fixed-income securities.

                  General Characteristics. Each mortgage pool underlying Mortgage-Backed Securities consists of mortgage loans evidenced by promissory notes secured by first mortgages or first deeds of trust or other similar security instruments creating a first lien on owner occupied and non-owner occupied one-unit to four-unit residential properties, multi-family (i.e., five or more) properties, agricultural properties, commercial properties and mixed use properties (the "Mortgaged Properties"). The Mortgaged Properties may consist of detached individual dwelling units, multi-family dwelling units, individual condominiums, townhouses, duplexes, triplexes, fourplexes, row houses, individual units in planned unit developments and other attached dwelling units. The Mortgaged Properties may also include residential investment properties and second homes.

         The investment characteristics of adjustable and fixed rate Mortgage-Backed Securities differ from those of traditional fixed-income securities. The major differences include the payment of interest and principal on Mortgage-Backed Securities on a more frequent (usually monthly) schedule, and the possibility that principal may be prepaid at any time due to prepayments on the underlying mortgage loans or other assets. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed-income securities. To the extent that the Fund invests in Mortgage-Backed Securities, the
Sub-Adviser may seek to manage these potential risks by investing in a variety of Mortgage-Backed Securities and by using certain hedging techniques.

         The rate of interest on mortgage-backed securities is normally lower than the interest rates paid on the mortgages included in the underlying pool due to the annual fees paid to the servicer of the mortgage pool for passing through monthly payments to certificate holders and to any guarantor, such as the Government National Mortgage Association ("Ginnie Mae"), and due to any yield retained by the issuer. Actual yield to the holder may vary from the coupon rate, even if adjustable, if the mortgage-backed securities are purchased or traded in the secondary market at a premium or discount.

         The issuers of certain mortgage-backed obligations may elect to have the pool of mortgage loans (or indirect interests in mortgage loans) underlying the securities treated as a real estate mortgage investment conduit ("REMIC"), which is subject to special federal income tax rules. A description of the types of mortgage-backed securities in which the Fund may invest is provided below. The descriptions are general and summary in nature, and do not detail every possible variation of the types of securities that are permissible for the Fund.

                  Adjustable Rate Mortgage Loans ("ARMs"). The Fund may, invest in ARMs. ARMs generally provide for a fixed initial mortgage interest rate for a specified period of time. Thereafter, the interest rates (the "Mortgage Interest Rates") may be subject to periodic adjustment based on changes in the applicable index rate (the "Index Rate"). The adjusted rate would be equal to the Index Rate plus a fixed percentage spread over the Index Rate established for each ARM at the time of its origination. ARMs allow the Fund to participate in increases in interest rates through periodic increases in the securities coupon rates. During periods of declining interest rates, coupon rates may readjust downward resulting in lower yields to a Fund.

         ARMs also have the risk of prepayments. The rate of principal prepayments with respect to ARMs has fluctuated in recent years. The value of Mortgage-Backed Securities that are structured as pass through mortgage securities that are collateralized by ARMs are less likely to rise during periods of declining interest rates to the same extent as fixed-rate securities. Accordingly, ARMs may be subject to a greater rate of principal repayments in a declining interest rate environment resulting in lower yields to a Fund. ARMs are also typically subject to maximum increases and decreases in the interest rate adjustment which can be made on any one adjustment date, in any one year, or during the life of the security. In the event of dramatic increases or decreases in prevailing market interest rates, the value of a Fund's investment in ARMs may fluctuate more substantially since these limits may prevent the security from fully adjusting its interest rate to the prevailing market rates. As with fixed-rate mortgages, ARM prepayment rates vary in both stable and changing interest rate environments.

                  Fixed-Rate Mortgage Loans. Generally, fixed-rate mortgage loans included in a mortgage pool (the "Fixed-Rate Mortgage Loans") will bear simple interest at fixed annual rates and have original terms to maturity ranging from 5 to 40 years. Fixed-Rate Mortgage Loans generally provide for monthly payments of principal and interest in substantially equal installments for the term of the mortgage note in sufficient amounts to fully amortize principal by maturity, although certain Fixed-Rate Mortgage Loans provide for a large final "balloon" payment upon maturity.

                  Government Guaranteed  Mortgage-Backed
Securities. There are several types of government guaranteed Mortgage-Backed Securities currently available, including guaranteed mortgage pass-through certificates and multiple class securities, which include guaranteed Real Estate Mortgage Investment Conduit Certificates ("REMIC Certificates"), other collateralized mortgage obligations and stripped Mortgage-Backed Securities. There is risk that the U.S. Government will not provide financial support to its agencies, authorities, instrumentalities or sponsored enterprises. A Fund may purchase U.S. Government securities that are not backed by the full faith and credit of the United States, such as those issued by Fannie Mae and Freddie Mac. The maximum potential liability of the issuers of some U.S. Government securities held by a Fund may greatly exceed their current resources, including their legal right to support from the U.S. Treasury. It is possible that these issuers will not have the funds to meet their payment obligations in the future.

         Guaranteed Mortgage Pass-Through Securities.

                  Ginnie Mae Certificates. Ginnie Mae is a wholly-owned corporate instrumentality of the United States. Ginnie Mae is authorized to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of mortgage loans insured by the Federal Housing Administration ("FHA"), or guaranteed by the Veterans Administration ("VA"), or by pools of other eligible mortgage loans. In order to meet its obligations under any guaranty, Ginnie Mae is authorized to borrow from the U.S. Treasury in an unlimited amount. The National Housing Act provides that the full faith and credit of the United States is pledged to the timely payment of principal and interest by Ginnie Mae of amounts due on Ginnie Mae certificates.

                  Fannie Mae Certificates. Fannie Mae is a stockholder-owned corporation chartered under an act of the U.S. Congress. Generally, Fannie Mae Certificates are issued and guaranteed by Fannie Mae and represent an undivided interest in a pool of mortgage loans (a "Pool") formed by Fannie Mae. A Pool consists of residential mortgage loans either previously owned by Fannie Mae or purchased by it in connection with the formation of the Pool. The mortgage loans may be either conventional mortgage loans (i.e., not insured or guaranteed by any U.S. government agency) or mortgage loans that are either insured by the FHA or guaranteed by the VA. However, the mortgage loans in Fannie Mae Pools are primarily conventional mortgage loans. The lenders originating and servicing the mortgage loans are subject to certain eligibility requirements established by Fannie Mae.

         Fannie Mae has certain contractual responsibilities. With respect to each Pool, Fannie Mae is obligated to distribute scheduled installments of principal and interest after Fannie Mae's servicing and guaranty fee, whether or not received, to Certificate holders. Fannie Mae also is obligated to distribute to holders of Certificates an amount equal to the full principal balance of any foreclosed mortgage loan, whether or not such principal balance is actually recovered. The obligations of Fannie Mae under its guaranty of the Fannie Mae Certificates are obligations solely of Fannie Mae.

                  Freddie Mac Certificates. Freddie Mac is a publicly held U.S. government sponsored enterprise. The principal activity of Freddie Mac currently is the purchase of first lien, conventional, residential mortgage loans and participation interests in such mortgage loans and their resale in the form of mortgage securities, primarily Freddie Mac Certificates. A Freddie Mac Certificate represents a pro rata interest in a group of mortgage loans or participations in mortgage loans (a "Freddie Mac Certificate group") purchased by Freddie Mac.

         Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest at the rate provided for by such Freddie Mac Certificate (whether or not received on the underlying loans). Freddie Mac also guarantees to each registered Certificate holder ultimate collection of all principal of the related mortgage loans, without any offset or deduction, but does not, generally, guarantee the timely payment of scheduled principal. The obligations of Freddie Mac under its guaranty of Freddie Mac Certificates are obligations solely of Freddie Mac.

         The mortgage loans underlying the Freddie Mac and Fannie Mae Certificates consist of adjustable rate or fixed-rate mortgage loans with original terms to maturity of up to forty years. Substantially all of these mortgage loans are secured by first liens on one-to-four-family residential properties or multi-family projects. Each mortgage loan must meet the applicable standards set forth in the law creating Freddie Mac or Fannie Mae. A Freddie Mac Certificate group may include whole loans, participation interests in whole loans, undivided interests in whole loans and participations comprising another Freddie Mac Certificate group.

                  Mortgage Pass-Through  Securities.

	To the extent consistent with their investment policies, the Taxable Funds (other than the Enhanced Income Fund and Emerging Markets Debt Fund) may invest in both government guaranteed and privately issued mortgage pass-through securities ("Mortgage Pass-Throughs"), that are fixed or adjustable rate Mortgage-Backed Securities which provide for monthly payments that are a "pass-through" of the monthly interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans, net of any fees or other amounts paid to any guarantor, administrator and/or servicer of the underlying mortgage loans.

                  Conventional  Mortgage Loans.

	The conventional mortgage loans underlying the Freddie Mac and Fannie Mae Certificates consist of adjustable rate or fixed-rate mortgage loans normally with original terms to maturity of between five and thirty years. Substantially all of these mortgage loans are secured by first liens on one- to four-family residential properties or multi-family projects. Each mortgage loan must meet the applicable standards set forth in the law creating Freddie Mac or Fannie
Mae. A Freddie Mac Certificate group may include whole loans, participation interests in whole loans, undivided interests in whole loans and participations comprising another Freddie Mac Certificate group.

                  Multiple Class Mortgage-Backed  Securities and
Collateralized  Mortgage Obligations.

	The Fund may invest in multiple class securities including collateralized mortgage obligations ("CMOs") and REMIC Certificates. These securities may be issued by U.S. government agencies, instrumentalities or sponsored enterprises such as Fannie Mae or Freddie Mac or, to the extent consistent with the Fund's investment policies, by trusts formed by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, insurance companies, investment banks and special purpose subsidiaries of the foregoing. In general, CMOs are debt obligations of a legal entity that are collateralized by, and multiple class Mortgage-Backed Securities represent direct ownership interests in, a pool of mortgage loans or Mortgage-Backed Securities the payments on which are used to make payments on the CMOs or multiple class Mortgage-Backed Securities.

                  Stripped Mortgage-Backed  Securities.

	The Fund may invest in stripped mortgage-backed securities ("SMBS"), which are derivative multiclass mortgage securities, issued or guaranteed by the U.S. government, its agencies or instrumentalities or, to the extent consistent with a Fund's investment policies, non-governmental originators. Certain SMBS may not be readily marketable and will be considered illiquid for purposes of each Fund's limitation on investments in illiquid securities. The Sub-Adviser may determine that SMBS which are U.S. Government Securities are liquid for purposes of each Fund's limitation on investments in illiquid securities. The market value of the class consisting entirely of principal payments generally is unusually volatile in response to changes in interest rates. The yields on a class of SMBS that receives all or most of the interest from Mortgage Assets are generally higher than prevailing market yields on other Mortgage-Backed Securities because their cash flow patterns are more volatile and there is a greater risk that the initial investment will not be fully recouped. A Fund's investment in SMBS may require the Fund to sell certain of its Fund securities to generate sufficient cash to satisfy certain income distribution requirements.

         Privately Issued  Mortgage-Backed  Securities.

	 The Fund may invest in privately issued Mortgage-Backed Securities. Privately issued Mortgage-Backed Securities are generally backed by pools of conventional (i.e., non-government guaranteed or insured) mortgage loans. The seller or servicer of the underlying mortgage obligations will generally make representations and warranties to certificate-holders as to certain characteristics of the mortgage loans and as to the accuracy of certain information furnished to the trustee in respect of each such mortgage loan. Upon a breach of any representation or warranty that materially and adversely affects the interests of the related certificate-holders in a mortgage loan, the seller or servicer generally will be obligated either to cure the breach in all material respects, to repurchase the mortgage loan or, if the related agreement so provides, to substitute in its place a mortgage loan pursuant to the conditions set forth therein. Such a repurchase or substitution obligation may constitute the sole remedy available to the related certificate-holders or the trustee for the material breach of any such representation or warranty by the seller or servicer.



                  Ratings.

	The ratings assigned by a rating organization to Mortgage Pass-Throughs address the likelihood of the receipt of all distributions on the underlying mortgage loans by the related certificate-holders under the agreements pursuant to which such certificates are issued. A rating organization's ratings normally take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by such certificates.
A rating organization's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans. In addition, the rating assigned by a rating organization to a certificate may not address the remote possibility that, in the event of the insolvency of the issuer of certificates where a subordinated interest was retained, the issuance and sale of the senior certificates may be recharacterized as a financing and, as a result of such recharacterization, payments on such certificates may be affected.

                  Credit  Enhancement.

	Mortgage pools credited by non-governmental issuers generally offer a higher yield than government and government-related pools because of the absence of direct or indirect government or agency payment guarantees. To lessen the effect of failures by obligors on underlying assets to make payments. Mortgage Pass-Throughs may contain elements of credit support. Credit support falls generally into two categories: (i) liquidity protection and (ii) protection against losses resulting from default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pools of mortgages, the provision of a reserve fund, or a combination thereof, to ensure, subject to certain limitations, that scheduled payments on the underlying pool are made in a timely fashion. Protection against losses resulting from default ensures ultimate payment of the obligations on at least a portion of the assets in the pool. Such credit support can be provided by, among other things, payment guarantees, letters of credit, pool insurance, subordination, or any combination thereof.

       Subordination;  Shifting of Interest;  Reserve Fund.  I

	In order to achieve ratings on one or more classes of Mortgage Pass-Throughs, one or more classes of certificates may be subordinate certificates which provide that the rights of the subordinate certificate-holders to receive any or a specified portion of distributions with respect to the underlying mortgage loans may be subordinated to the rights of the senior certificate-holders. If so structured, the subordination feature may be enhanced by distributing to the senior certificate-holders on certain distribution dates, as payment of principal, a specified percentage (which generally declines over time) of all principal payments received during the preceding prepayment period ("shifting interest credit enhancement"). This will have the effect of accelerating the amortization of the senior certificates while increasing the interest in the trust fund evidenced by the subordinate certificates. Increasing the interest of the subordinate certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinate certificates. In addition, because the senior certificate-holders in a shifting interest credit enhancement structure are entitled to receive a percentage of principal prepayments which is greater than their proportionate interest in the trust fund, the rate of principal prepayments on the mortgage loans will have an even greater effect on the rate of principal payments and the amount of interest payments on, and the yield to maturity of, the senior certificates.

                  Alternative  Credit  Enhancement.

	As an alternative, or in addition to the credit enhancement afforded by subordination, credit enhancement for Mortgage Pass-Throughs may be provided by mortgage insurance, hazard insurance, by the deposit of cash, certificates of deposit, letters of credit, a limited guaranty or by such other methods as are acceptable to a rating agency. In certain circumstances, such as where credit enhancement is provided by guarantees or a letter of credit, the security is subject to credit risk because of its exposure to an external credit enhancement provider.

                  Voluntary  Advances.

	In the event of delinquencies in payments on the mortgage loans underlying the Mortgage Pass-Throughs, the servicer may agree to make advances of cash for the benefit of certificate-holders, but generally will do so only to the extent that it determines such voluntary advances will be recoverable from future payments and collections on the mortgage loans or otherwise.

                  Optional  Termination.

	Generally, the servicer may, at its option with respect to any certificates, repurchase all of the underlying mortgage loans remaining outstanding at such time if the aggregate outstanding principal balance of such mortgage loans is less than a specified percentage (generally 5-10%) of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date specified with respect to such series.

         Asset-Backed  Securities

	The Fund may invest in asset-backed securities. Asset-backed securities represent participations in, or are secured by and payable from, assets such as motor vehicle installment sales, installment loan contracts, leases of various types of
real and personal  property,   receivables  from revolving credit
(credit card) agreements and other categories of receivables.
Such assets are securitized through the use of trusts and special purpose corporations. Payments or distributions of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit or a pool insurance policy issued by a financial institution unaffiliated with the trust or corporation, or other credit enhancements may be present. During periods of declining interest rates, prepayment of loans underlying asset-backed securities can be expected to accelerate. Accordingly, the Fund's ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time. To the extent that a Fund invests in asset-backed securities, the values of the Fund's securities will vary with changes in market interest rates generally and the differentials in yields among various kinds of asset-backed securities.

         Asset-backed securities present certain additional risks because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to Mortgage Assets. Therefore, if the issuer of an asset-backed security defaults on its payment obligations, there is the possibility that, in some cases, a Fund will be unable to possess and sell the underlying collateral and that a Fund's recoveries on repossessed collateral may not be available to support payments on these securities.

         Loan  Participations.

	The Fund may invest in loan participations. A loan participation is an interest in a loan to a U.S. or foreign company or other borrower which is administered and sold by a financial intermediary. In a typical corporate loan syndication, a number of lenders, usually banks (co-lenders), lend a corporate borrower a specified sum pursuant to the terms and conditions of a loan agreement. One of the co-lenders usually agrees to act as the agent bank with respect to the loan.

         Participation interests acquired by the Fund may take the form of a direct or co-lending relationship with the corporate borrower, an assignment of an interest in the loan by a co-lender or another participant, or a participation in the seller's share of the loan. When the Fund acts as co-lender in connection with a participation interest or when the Fund acquires certain participation interests, the Fund will have direct recourse against the borrower if the borrower fails to pay scheduled principal and interest. In cases where the Fund lacks direct recourse, it will look to the agent bank to enforce appropriate credit remedies against the borrower. In these cases, the Fund may be subject to delays, expenses and risks that are greater than those that would have been involved if the Fund had purchased a direct obligation (such as commercial paper) of such borrower. For example, in the event of the bankruptcy or insolvency of the corporate borrower, a loan participation may be subject to certain defenses by the borrower as a result of improper conduct by the agent bank. Moreover, under the terms of the loan participation, the Fund may be regarded as a creditor of the agent bank (rather than of the underlying corporate borrower), so that the Fund may also be subject to the risk that the agent bank may become insolvent. The secondary market, if any, for these loan participations is limited and loan participations purchased by the Fund will normally be regarded as illiquid.

         For purposes of certain investment limitations pertaining to diversification of the Fund's investments, the issuer of a loan participation will be the underlying borrower. However, in cases where the Fund does not have recourse directly against the borrower, both the borrower and each agent bank and co-lender interposed between the Fund and the borrower will be deemed issuers of a loan participation.

         Zero Coupon,  Deferred  Interest,  Pay-in-Kind and
Capital  Appreciation  Bonds.

	The Fund may invest in zero coupon, deferred interest, pay-in-kind ("PIK") and capital appreciation bonds. Zero coupon, deferred interest and capital appreciation bonds are debt securities issued or sold at a discount from their face value and which do not entitle the holder to any periodic payment of interest prior to maturity or a specified date. The original issue discount varies depending on the time remaining until maturity or cash payment date, prevailing interest rates, the liquidity of the security and the perceived credit quality of the issuer. These securities also may take the form of debt securities that have been stripped of their unmatured interest coupons, the coupons themselves or receipts or certificates representing interests in such stripped debt obligations or coupons. The market prices of zero coupon, deferred interest, capital appreciation bonds and PIK securities generally are more volatile than the market prices of interest bearing securities and are likely to respond to a greater degree to changes in interest rates than interest bearing securities having similar maturities and credit quality.

         PIK securities may be debt obligations or preferred shares that provide the issuer with the option of paying interest or dividends on such obligations in cash or in the form of additional securities rather than cash. Similar to zero coupon bonds and deferred interest bonds, PIK securities are designed to give an issuer flexibility in managing cash flow. PIK securities that are debt securities can be either senior or subordinated debt and generally trade flat (i.e., without accrued interest). The trading price of PIK debt securities generally reflects the market value of the underlying debt plus an amount representing accrued interest since the last interest payment.

         Zero coupon, deferred interest, capital appreciation and PIK securities involve the additional risk that, unlike securities that periodically pay interest to maturity, the Fund will realize no cash until a specified future payment date unless a portion of such securities is sold and, if the issuer of such securities defaults, a Fund may obtain no return at all on its investment. In addition, even though such securities do not provide for the payment of current interest in cash, the Fund is nonetheless required to accrue income on such investments for each taxable year and generally are required to distribute such accrued amounts (net of deductible expenses, if any) to avoid being subject to tax. Because no cash is generally received at the time of the accrual, a Fund may be required to liquidate other Fund securities to obtain sufficient cash to satisfy federal tax distribution requirements applicable to the Fund. A portion of the discount with respect to stripped tax-exempt securities or their coupons may be taxable.

         Variable and Floating Rate Securities The interest rates payable on certain securities in which the Fund may invest are not fixed and may fluctuate based upon changes in market rates. A variable rate obligation has an interest rate which is adjusted at predesignated periods in response to changes in the market rate of interest on which the interest rate is based. Variable and floating rate obligations are less effective than fixed rate instruments at locking in a particular yield. Nevertheless, such obligations may fluctuate in value in response to interest rate changes if there is a delay between changes in market interest rates and the interest reset date for the obligation.

         The Fund may invest in "leveraged" inverse floating rate debt instruments ("inverse floaters"), including "leveraged inverse floaters." The interest rate on inverse floaters resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. The higher the degree of leverage inherent in inverse floaters is associated with greater volatility in their market values. Accordingly, the duration of an inverse floater may exceed its stated final maturity. Certain inverse floaters may be deemed to be illiquid securities for purposes of each Fund's limitation on illiquid investments.

         Preferred Stock, Warrants and Rights. The Fund may invest in preferred stock, warrants and rights. Preferred stocks are securities that represent an ownership interest providing the holder with claims on the issuer's earnings and assets before common stock owners but after bond owners. Unlike debt securities, the obligations of an issuer of preferred stock, including dividend and other payment obligations, may not typically be accelerated by the holders of such preferred stock on the occurrence of an event of default (such as a covenant default or filing of a bankruptcy petition) or other non-compliance by the issuer with the terms of the preferred stock. Often, however, on the occurrence of any such event of default or non-compliance by the issuer, preferred stockholders will be entitled to gain representation on the issuer's board of directors or increase their existing board representation. In addition, preferred stockholders may be granted voting rights with respect to certain issues on the occurrence of any event of default.

         Warrants and other rights are options to buy a stated number of shares of common stock at a specified price at any time during the life of the warrant. The holders of warrants and rights have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

         Corporate Debt Obligations. The Fund may invest in corporate debt obligations, including obligations of industrial, utility and financial issuers. Corporate debt obligations include bonds, notes, debentures and other obligations of corporations to pay interest and repay principal. Corporate debt obligations are subject to the risk of an issuer's inability to meet principal and interest payments on the obligations and may also be subject to price volatility due to such factors as market interest rates, market perception of the creditworthiness of the issuer and general market liquidity.

Commercial Paper and Other Short-Term Corporate Obligations.

         The Fund may invest in commercial paper and other short-term obligations payable in U.S. dollars and issued or guaranteed by U.S. corporations, non-U.S. corporations or other entities. Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations and finance companies.

         Trust  Preferreds.

	The Fund may invest in trust preferred securities. A trust preferred or capital security is a long dated bond (for example
30 years) with preferred features. The preferred features are that payment of interest can be deferred for a specified period without initiating a default event. From a bondholder's viewpoint, the securities are senior in claim to standard preferred but are junior to other bondholders. From the issuer's viewpoint, the securities are attractive because their interest is deductible for tax purposes like other types of debt instruments.

         High Yield  Securities.

	The Fund may invest in bonds rated BB or below by Standard & Poor's or Ba or below by Moody's (or comparable rated and unrated securities). These bonds are commonly referred to as "junk bonds" and are considered speculative. The ability of their issuers to make principal and interest payments may be questionable. In some cases, such bonds may be highly speculative, have poor prospects for reaching investment grade standing and be in default. As a result, investment in such bonds will entail greater risks than those associated with investment grade bonds (i.e., bonds rated AAA, AA, A or BBB by Standard and
Poor's or Aaa, Aa, A or Baa by Moody's). Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality debt securities, and the ability of a Fund to achieve its investment objective may, to the extent of its investments in high yield securities, be more dependent upon such creditworthiness analysis than would be the case if the Fund were investing in higher quality securities.

         The amount of high yield, fixed-income securities proliferated in the 1980s and early 1990s as a result of increased merger and acquisition and leveraged buyout activity. Such securities are also issued by less-established corporations desiring to expand. Risks associated with acquiring the securities of such issuers generally are greater than is the case with higher rated securities because such issuers are often less creditworthy companies or are highly leveraged and generally less able than more established or less leveraged entities to make scheduled payments of principal and interest. High yield securities are also issued by governmental issuers that may have difficulty in making all scheduled interest and principal payments.

         The market values of high yield, fixed-income securities tends to reflect those individual corporate or municipal developments to a greater extent than do those of higher rated securities, which react primarily to fluctuations in the general level of interest rates. Issuers of such high yield securities are often highly leveraged, and may not be able to make use of more traditional methods of financing. Their ability to service debt obligations may be more adversely affected than issuers of higher rated securities by economic downturns, specific corporate or governmental developments or the issuers' inability to meet specific projected business forecasts. These non-investment grade securities also tend to be more sensitive to economic conditions than higher-rated securities. Negative publicity about the junk bond market and investor perceptions regarding lower-rated securities, whether or not based on fundamental analysis, may depress the prices for such securities.

         Since investors generally perceive that there are greater risks associated with non-investment grade securities of the type in which the Fund invests, the yields and prices of such securities may tend to fluctuate more than those for higher-rated securities. In the lower quality segments of the fixed-income securities market, changes in perceptions of issuers' creditworthiness tend to occur more frequently and in a more pronounced manner than do changes in higher quality segments of the fixed-income securities market, resulting in greater yield and price volatility.

         Another factor which causes fluctuations in the prices of high yield, fixed-income securities is the supply and demand for similarly rated securities. In addition, the prices of fixed-income securities fluctuate in response to the general level of interest rates. Fluctuations in the prices of Fund securities subsequent to their acquisition will not affect cash income from such securities but will be reflected in the Portofolio's net asset value.

         The risk of loss from default for the holders of high yield, fixed-income securities is significantly greater than is the case for holders of other debt securities because such high yield, fixed-income securities are generally unsecured and are often subordinated to the rights of other creditors of the issuers of such securities. Investment by the Fund in already defaulted securities poses an additional risk of loss should nonpayment of principal and interest continue in respect of such securities. Even if such securities are held to maturity, recovery by the Fund of their initial investment and any anticipated income or appreciation is uncertain. In addition, the Fund may incur additional expenses to the extent that they are required to seek recovery relating to the default in the payment of principal or interest on such securities or otherwise protect their interests. The Fund may be required to liquidate other Fund securities to satisfy annual distribution obligations of the Fund in respect of accrued interest income on securities which are subsequently written off, even though the Fund has not received any cash payments of such interest.

         The secondary market for high yield, fixed-income securities is concentrated in relatively few markets and is dominated by institutional investors, including mutual funds, insurance companies and other financial institutions. Accordingly, the secondary market for such securities is not as liquid as and is more volatile than the secondary market for higher-rated securities. In addition, the trading volume for high-yield, fixed-income securities is generally lower than that of higher rated securities and the secondary market for high yield, fixed-income securities could contract under adverse market or economic conditions independent of any specific adverse changes in the condition of a particular issuer. These factors may have an adverse effect on the ability of the Fund to dispose of particular Fund investments. Prices realized upon the sale of such lower rated or unrated securities, under these circumstances, may be less than the prices used in calculating the net asset value of the Fund. A less liquid secondary market also may make it more difficult for the Fund to obtain precise valuations of the high yield securities in the fund.

         The adoption of new legislation could adversely affect the secondary market for high yield securities and the financial condition of issuers of these securities. The form of any future legislation, and the probability of such legislation being enacted, is uncertain.

         Non-investment grade or high-yield, fixed-income securities also present risks based on payment expectations. High yield, fixed-income securities frequently contain "call" or buy-back features which permit the issuer to call or repurchase the security from its holder. If an issuer exercises such a "call option" and redeems the security, the Fund may have to replace such security with a lower-yielding security, resulting in a decreased return for investors. In addition, if the Fund experiences net redemptions of their shares, it may be forced to sell their higher-rated securities, resulting in a decline in the overall credit quality of the securities of the Fund and increasing the exposure of the Fund to the risks of high yield securities.

         Credit ratings issued by credit rating agencies are designed to evaluate the safety of principal and interest payments of rated securities. They do not, however, evaluate the market value risk of non-investment grade securities and, therefore, may not fully reflect the true risks of an investment. In addition, credit rating agencies may or may not make timely changes in a rating to reflect changes in the economy or in the conditions of the issuer that affect the market value of the security. Consequently, credit ratings are used only as a preliminary indicator of investment quality. Investments in non-investment grade and comparable unrated obligations will be more dependent on the Sub-Adviser's credit analysis than would be the case with investments in investment-grade debt obligations. The Sub-Adviser employs its own credit research and analysis, which includes a study of an issuer's existing debt, capital structure, ability to service debt and to pay dividends, sensitivity to economic conditions, operating history and current trend of earnings. The Sub-Adviser continually monitors the investments in the Fund and evaluates whether to dispose of or to retain non-investment grade and comparable unrated securities whose credit ratings or credit quality may have changed.

         Because the market for high yield securities is still relatively new and has not weathered a major economic recession, it is unknown what effects such a recession might have on such securities. A widespread economic downturn could result in increased defaults and losses.

         Bank  Obligations.

	The Fund may invest in obligations issued or guaranteed by U.S. and foreign banks. Bank obligations, including without limitation time deposits, bankers' acceptances and certificates of deposit, may be general obligations of the parent bank or may be obligations only of the issuing branch pursuant to the terms of the specific obligations or government regulation.

         Banks are subject to extensive but different governmental regulations which may limit both the amount and types of loans which may be made and interest rates which may be charged. Foreign banks are subject to different regulations and are generally permitted to engage in a wider variety of activities than U.S. banks. In addition, the profitability of the banking industry is largely dependent upon the availability and cost of funds for the purpose of financing lending operations under prevailing money market conditions. General economic conditions as well as exposure to credit losses arising from possible financial difficulties of borrowers play an important part in the operations of this industry.

         Municipal  Securities.

	The Fund may invest in Municipal Securities, the interest on which is exempt from regular federal income tax (i.e., excluded from gross income for federal income tax purposes but not necessarily exempt from the federal alternative minimum tax or from the income taxes of any state or local government). In addition, Municipal Securities include participation interests in such securities the interest on which is, in the opinion of bond counsel or counsel selected by the Investment Adviser, excluded from gross income for federal income tax purposes. The Fund may revise its definition of Municipal Securities in the future to include other types of securities that currently exist, the interest on which is or will be, in the opinion of such counsel, excluded from gross income for federal income tax purposes, provided that investing in such securities is consistent with each Fund's investment objective and policies. The Fund may also invest in taxable Municipal
Securities.

         The yields and market values of municipal securities are determined primarily by the general level of interest rates, the creditworthiness of the issuers of municipal securities and economic and political conditions affecting such issuers. The yields and market prices of municipal securities may be adversely affected by changes in tax rates and policies, which may have less effect on the market for taxable fixed-income securities. Moreover, certain types of municipal securities, such as housing revenue bonds, involve prepayment risks which could affect the yield on such securities. The credit rating assigned to municipal securities may reflect the existence of guarantees, letters of credit or other credit enhancement features available to the issuers or holders of such municipal securities.

         Dividends paid by the Funds, other than the Tax-Exempt Funds, that are derived from interest paid on both tax-exempt and taxable Municipal Securities will be taxable to the Funds' shareholders.

         Investments in municipal securities are subject to the risk that the issuer could default on its obligations. Such a default could result from the inadequacy of the sources or revenues from which interest and principal payments are to be made or the assets collateralizing such obligations. Revenue bonds, including private activity bonds, are backed only by specific assets or revenue sources and not by the full faith and credit of the governmental issuer.

         The two principal classifications of Municipal Securities are "general obligations" and "revenue obligations." General obligations are secured by the issuer's pledge of its full faith and credit for the payment of principal
and  interest,  although the characteristics  and   enforcement of
general obligations may vary according to the law applicable to the particular issuer. Revenue obligations, which include, but are not limited to, private activity bonds, resource recovery bonds, certificates of participation and certain municipal notes, are not backed by the credit and taxing authority of the issuer, and are payable solely from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Nevertheless, the obligations of the issuer of a revenue obligation may be backed by a letter of credit, guarantee or insurance. General obligations and revenue obligations may be issued in a variety of forms, including commercial paper, fixed, variable and floating rate securities, tender option bonds, auction rate bonds, zero coupon bonds, deferred interest bonds and capital appreciation bonds.

         In addition to general obligations and revenue obligations, there is a variety of hybrid and special types of Municipal Securities. There are also numerous differences in the security of Municipal Securities both within and between these two principal classifications.

         For the purpose of applying a Fund's investment restrictions, the identification of the issuer of a Municipal Security which is not a general obligation is made by the Sub-Adviser based on the characteristics of the Municipal Security, the most important of which is the source of funds for the payment of principal and interest on such securities.

         An entire issue of Municipal Securities may be purchased by one or a small number of institutional investors, including one or more Funds. Thus, the issue may not be said to be publicly offered. Unlike some securities that are not publicly offered, a secondary market exists for many Municipal Securities that were not publicly offered initially and such securities may be readily marketable. The credit rating assigned to Municipal Securities may reflect the existence of guarantees, letters of credit or other credit enhancement features available to the issuers or holders of such Municipal Securities.

         The obligations of the issuer to pay the principal of and interest on a Municipal Security are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, that may be enacted by Congress or state legislatures extending the time for payment of principal or interest or imposing other constraints upon the enforcement of such obligations. There is also the possibility that, as a result of litigation or other conditions, the power or ability of the issuer to pay when due principal of or interest on a Municipal Security may be materially affected.

                  Municipal Leases, Certificates of Participation and Other Participation Interests. The Fund may invest in municipal leases, certificates of participation and other participation interests. A municipal lease is an obligation in the form of a lease or installment purchase which is issued by a state or local government to acquire equipment and facilities. Income from such obligations is generally exempt from state and local taxes in the state of issuance. Municipal leases frequently involve special risks not normally associated with general obligations or revenue bonds. Leases and installment purchase or conditional sale contracts (which normally provide for title to the leased asset to pass eventually to the governmental issuer) have evolved as a means for governmental issuers to acquire property and equipment without meeting the constitutional and statutory requirements for the issuance of debt. The debt issuance limitations are deemed to be inapplicable because of the inclusion in many leases or contracts of "non-appropriation" clauses that relieve the governmental issuer of any obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. In addition, such leases or contracts may be subject to the temporary abatement of payments in the event the issuer is prevented from maintaining occupancy of the leased premises or utilizing the leased equipment.

         Although the obligations may be secured by the leased equipment or facilities, the disposition of the property in the event of non-appropriation or foreclosure might prove difficult, time consuming and costly, and result in a delay in recovering or the failure to fully recover a Fund's original investment. To the extent that a Fund invests in unrated municipal leases or participates in such leases, the credit quality rating and risk of cancellation of such unrated leases will be monitored on an ongoing basis.

         Certificates of participation represent undivided interests in municipal leases, installment purchase agreements or other instruments. The certificates are typically issued by a trust or other entity which has received an assignment of the payments to be made by the state or political subdivision under such leases or installment purchase agreements.

         Certain municipal lease obligations and certificates of participation may be deemed to be illiquid for the purpose of the Funds' limitation on investments in illiquid securities. Other municipal lease obligations and certificates of participation acquired by a Fund may be determined by the Sub-Adviser, pursuant to guidelines adopted by the Trustees of the Sub-Adviser, to be liquid securities for the purpose of such limitation.

         The Fund may purchase participations in Municipal Securities held by a commercial bank or other financial institution. Such participations provide the Fund with the right to a pro rata undivided interest in the underlying Municipal Securities. In addition, such participations generally provide the Fund with the right to demand payment, on not more than seven days' notice, of all or any part of the Fund's participation interest in the underlying Municipal Securities, plus accrued interest.

                  Municipal Notes. Municipal Securities in the form of notes generally are used to provide for short-term capital needs, in anticipation of an issuer's receipt of other revenues or financing, and typically have maturities of up to three years. Such instruments may include tax anticipation notes, revenue anticipation notes, bond anticipation notes, tax and revenue anticipation notes and construction loan notes. The obligations of an issuer of municipal notes are generally secured by the anticipated revenues from taxes, grants or bond financing. An investment in such instruments, however, presents a risk that the anticipated revenues will not be received or that such revenues will be insufficient to satisfy the issuer's payment obligations under the notes or that refinancing will be otherwise unavailable.

                  Tax-Exempt Commercial Paper. Issues of commercial paper typically represent short-term, unsecured, negotiable promissory notes. These obligations are issued by state and local governments and their agencies to finance working capital needs of municipalities or to provide interim construction financing and are paid from general revenues of municipalities or are refinanced with long-term debt. In most cases, tax-exempt commercial paper is backed by letters of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or other institutions.

                  Pre-Refunded  Municipal Securities.  The
principal of and interest on pre-refunded Municipal Securities are no longer paid from the original revenue source for the securities. Instead, the source of such payments is typically an escrow fund consisting of U.S. Government Securities. The assets in the escrow fund are derived from the proceeds of refunding bonds issued by the same issuer as the pre-refunded Municipal Securities. Issuers of Municipal Securities use this advance refunding technique to obtain more favorable terms with respect to securities that are not yet subject to call or redemption by the issuer. For example, advance  refunding  enables an issuer to  refinance  debt at lower
market  interest  rates,   restructure  debt to improve cash flow
or eliminate restrictive covenants in the indenture or other governing instrument for the pre-refunded Municipal Securities. However, except for a change in the revenue source from which principal and interest payments are made, the pre-refunded Municipal Securities remain outstanding on their original terms until they mature or are redeemed by the issuer. Pre-refunded Municipal Securities are usually purchased at a price which represents a premium over their face value.

                  Private  Activity  Bonds.

	The Fund may invest in certain types of Municipal Securities, generally referred to as industrial development bonds (and referred to under current tax law as private activity bonds), which are issued by or on behalf of public authorities to obtain funds to provide privately operated housing facilities, airport, mass transit or port facilities, sewage disposal, solid waste disposal or hazardous waste treatment or disposal facilities and certain local facilities for water supply, gas or electricity. The Fund's distributions of any tax-exempt interest it receives from any source will be taxable for regular federal income tax purposes.

                  Tender  Option  Bonds.

	A tender option bond is a Municipal Security (generally held pursuant to a custodial arrangement) having a relatively long maturity and bearing interest at a fixed rate substantially higher than prevailing short-term, tax-exempt rates. The bond is typically issued with the agreement of a third party, such as a bank, broker-dealer or other financial institution, which grants the security holders the option, at periodic intervals, to tender their securities to the institution and receive the face value thereof. As consideration for providing the option, the financial institution receives periodic fees equal to the difference between the bond's fixed coupon rate and the rate, as determined by a remarketing or similar agent at or near the commencement of such period, that would cause the securities, coupled with the tender option, to trade at par on the date of such determination. Thus, after payment of this fee, the security holder effectively holds a demand obligation that bears interest at the prevailing short-term, tax-exempt rate. However, an institution will not be obligated to accept tendered bonds in the event of certain defaults or a significant downgrade in the credit rating assigned to the issuer of the bond. The liquidity of a tender option bond is a function of the credit quality of both the bond issuer and the financial institution providing liquidity. Tender option bonds are deemed to be liquid unless, in the opinion of the Investment Adviser, the credit quality of the bond issuer and the financial institution is deemed, in light of the Fund's credit quality requirements, to be inadequate and the bond would not otherwise be readily marketable.


                  Auction Rate  Securities.

	The Fund may invest in auction rate securities. Auction rate securities include auction rate Municipal Securities and auction rate preferred securities issued by closed-end investment companies that invest primarily in Municipal Securities (collectively, "auction rate securities"). Provided that the auction mechanism is successful, auction rate securities usually permit the holder to sell the securities in an auction at par value at specified intervals. The dividend is reset by "Dutch" auction in which bids are made by broker-dealers and other institutions for a certain amount of securities at a specified minimum yield. The dividend rate set by the auction is the lowest interest or dividend rate that covers all securities offered for sale. While this process is designed to permit auction rate securities to be traded at par value, there is some risk that an auction will fail due to insufficient demand for the securities. A Fund will take the time remaining until the next scheduled auction date into account for purpose of determining the securities' duration.

         Dividends on auction rate preferred securities issued by a closed-end fund may be designated as exempt from federal income tax to the extent they are attributable to exempt income earned by the fund on the securities in its Fund and distributed to holders of the preferred securities, provided that the preferred securities are treated as equity securities for federal income tax purposes and the closed-end fund complies with certain tests under the Internal Revenue Code of 1986, as amended (the "Code").

         A Fund's investments in auction rate securities of closed-end funds are subject to the limitations prescribed by the Act and certain state securities regulations. The Funds will indirectly bear their proportionate share of any management and other fees paid by such closed-end funds in addition to the advisory fees payable directly by the Funds.

                  Insurance. The Fund may invest in "insured" tax-exempt Municipal Securities. Insured Municipal Securities are securities for which scheduled payments of interest and principal are guaranteed by a private (non-governmental) insurance company.
The insurance only entitles a Fund to receive the face or par value of the securities held by the Fund. The insurance does not guarantee the market value of the Municipal Securities or the value of the shares of a Fund.

         The Fund may utilize new issue or secondary market insurance. A new issue insurance policy is purchased by a bond issuer who wishes to increase the credit rating of a security.
By paying a premium and meeting the insurer's underwriting standards, the bond issuer is able to obtain a high credit rating (usually, Aaa from Moody's or AAA from Standard & Poor's) for the issued security. Such insurance is likely to increase the purchase price and resale value of the security. New issue insurance policies generally are non-cancelable and continue in force as long as the bonds are outstanding.

         A secondary market insurance policy is purchased by an investor (such as a Fund) subsequent to a bond's original issuance and generally insures a particular bond for the remainder of its term. The Funds may purchase bonds which have already been insured under a secondary market insurance policy by a prior investor, or the Funds may directly purchase such a policy from insurers for bonds which are currently uninsured.

         An insured Municipal Security acquired by a Fund will typically be covered by only one of the above types of policies. All of the insurance policies used by a Fund will be obtained only from insurance companies rated, at the time of purchase, A by Moody's or Standard & Poor's, or if unrated, determined by the Investment Adviser to be of comparable quality. The Municipal Securities invested in by the Fund will not be subject to this requirement.

                  Call Risk and  Reinvestment  Risk.

	Municipal Securities may include "call" provisions which permit the issuers of such securities, at any time or after a specified period, to redeem the securities prior to their stated maturity. In the event that Municipal Securities held in The Fund's Fund is called prior to the maturity, the Fund will be required to reinvest the proceeds on such securities at an earlier date and may be able to do so only at lower yields, thereby reducing the Fund's return on its securities.

         Foreign  Investments.

	The Fund may invest in securities of foreign issuers and in fixed-income securities quoted or denominated in a currency other than U.S. dollars. Investment in foreign securities may offer potential benefits that are not available from investing exclusively in U.S. dollar-denominated domestic issues. Foreign countries may have economic policies or business cycles different from those of the U.S. and markets for foreign fixed-income securities do not necessarily move in a manner parallel to U.S. markets. Investing in the securities of foreign issuers also involves, however, certain special considerations, including those set forth below, which are not typically associated with investing in U.S. issuers. Investments in the securities of foreign issuers often involve currencies of foreign countries and the Fund may be affected favorably or unfavorably by changes in currency rates and in exchange control regulations and may incur costs in connection with conversions between various currencies. To the extent that the Fund is fully invested in foreign securities while also maintaining currency positions, it may be exposed to greater combined risk. A Fund also may be subject to currency exposure independent of its securities positions.

         Since foreign issuers generally are not subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to U.S. companies, there may be less publicly available information about a foreign company than about a comparable U.S. company. Volume and liquidity in most foreign bond markets are less than in the United States markets and securities of many foreign companies are less liquid and more volatile than securities of comparable U.S. companies. Fixed commissions on foreign securities exchanges are generally higher than negotiated commissions on U.S. exchanges, although the Fund endeavors to achieve the most favorable net results on its Fund transactions. There is generally less government supervision and regulation of securities markets and exchanges, brokers, dealers and listed and unlisted companies than in the United States and the legal remedies for investors may be more limited than the remedies available in the United States. For example, there may be no comparable provisions under certain foreign laws to insider trading and similar investor protection securities laws that apply with respect to securities transactions consummated in the United States. Mail service between the United States and foreign countries may be slower or less reliable than within the United States, thus increasing the risk of delayed settlement of Fund transactions or loss of certificates for Fund securities.

         Foreign markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Such delays in settlement could result in temporary periods when a portion of the assets of the Fund are uninvested and no return is earned on such assets. The inability of the Fund to make intended security purchases due to settlement problems could cause the Fund to miss attractive investment opportunities. Inability to dispose of Fund securities due to settlement problems could result either in losses to the Fund due to subsequent declines in value of the Fund securities, or, if the Fund has entered into a contract to sell the securities, could result in possible liability to the purchaser. In addition, with respect to certain foreign countries, there is the possibility of expropriation or confiscatory taxation, limitations on the movement of funds and other assets between different countries, political or social instability, or diplomatic developments which could adversely affect the Funds' investments in those countries. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S.
economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources self-sufficiency and balance of payments position.

         Investing in Emerging Countries

                  Market Characteristics.

	For the Fund's investments in foreign securities, 25% of the Fund's respective total assets may be invested in emerging countries. Investment in debt securities of emerging country issuers involve special risks. The development of a market for such securities is a relatively recent phenomenon and debt securities of most emerging country issuers are less liquid and are generally subject to greater price volatility than securities of issuers in the United States and other developed countries. In certain countries, there may be fewer publicly traded securities, and the market may be dominated by a few issuers or sectors. The markets for securities of emerging countries may have substantially less volume than the market for similar securities in the United States and may not be able to absorb, without price disruptions, a significant increase in trading volume or trade size. Additionally, market making and arbitrage activities are generally less extensive in such markets, which may contribute to increased volatility and reduced liquidity of such markets. The less liquid the market, the more difficult it may be for a Fund to price accurately its Fund securities or to dispose of such securities at the times determined to be appropriate. The risks associated with reduced liquidity may be particularly acute to the extent that a Fund needs cash to meet redemption requests, to pay dividends and other distributions or to pay its expenses.

         Transaction costs, including brokerage commissions and dealer mark-ups, in emerging countries may be higher than in the U.S. and other developed securities markets. As legal systems in emerging countries develop, foreign investors may be adversely affected by new or amended laws and regulations. In circumstances where adequate laws exist, it may not be possible to obtain swift and equitable enforcement of the law.

         With respect to investments in certain emerging countries, antiquated legal systems may have an adverse impact on the Fund. For example, while the potential liability of a shareholder of a U.S. corporation with respect to acts of the corporation is generally limited to the amount of the shareholder's investment, the notion of limited liability is less clear in certain emerging market countries. Similarly, the rights of investors in emerging market companies may be more limited than those of investors of
U.S. corporations.

                  Economic,  Political  and  Social  Factors.
Emerging countries may be subject to a greater degree of economic, political and social instability than the United States, Japan and most Western European countries, and unanticipated political and social developments may affect the value of a Fund's investments in emerging countries and the availability to the Fund of additional investments in such countries. Moreover, political and economic structures in many emerging countries may be undergoing significant evolution and rapid development.

         Many emerging countries have experienced in the past, and continue to experience, high rates of inflation. In certain countries, inflation has at times accelerated rapidly to hyperinflationary levels, creating a negative interest rate environment and sharply eroding the value of outstanding financial assets in those countries. The economies of many emerging countries are heavily dependent upon international trade and are accordingly affected by protective trade barriers and the economic conditions of theirtrading partners. In addition, the economies of some emerging countries may differ unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position.

                  Restrictions on Investment and Repatriation. Certain emerging countries require governmental approval prior to investments by foreign persons or limit investments by foreign persons to only a specified percentage of an issuer's outstanding securities or a specific class of securities which may have less advantageous terms (including price) than securities of the issuer available for purchase by nationals. Repatriation of investment income and capital from certain emerging countries is subject to certain governmental consents. Even where there is no outright restriction on repatriation of capital, the mechanics of repatriation may affect the operation of the Fund.

                  Sovereign Debt Obligations. Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity's policy towards the International Monetary Fund and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity's implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments to lend funds to the governmental entity, which may further impair such debtor's ability or willingness to services its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including the Fund) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental agencies.

         Emerging country governmental issuers are among the largest debtors to commercial banks, foreign governments, international financial organizations and other financial institutions. Certain emerging country governmental issuers have not been able to make payments of interest on or principal of debt obligations as those payments have come due. Obligations arising from past restructuring agreements may affect the economic performance and political and social stability of those issuers.

         The ability of emerging country governmental issuers to make timely payments on their obligations is likely to be influenced strongly by the issuer's balance of payments, including export performance, and its access to international credits and investments.

         As a result of the foregoing or other factors, a governmental obligor, especially in an emerging country, may default on its obligations. If such an event occurs the Fund may have limited legal recourse against the issuer and/or guarantor. Remedies must, in some cases, be pursued in the courts of the defaulting party itself, and the ability of the holder of foreign sovereign debt securities to obtain recourse may be subject to the political climate in the relevant country. In addition, no assurance can be given that the holders of commercial bank debt will not contest payments to the holders of other foreign sovereign debt obligations in the event of default under the commercial bank loan agreements.

                  Brady  Bonds.  Certain  foreign  debt
obligations commonly referred to as "Brady Bonds" are created through the exchange of existing commercial bank loans to foreign borrowers for new obligations in connection with debt restructurings under a plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the "Brady Plan").

         Brady  Bonds  may  be   collateralized   or
uncollateralized   and  issued  in  various   currencies
(although   most  are dollar-denominated)  and they are actively
traded in the over-the-counter secondary market. Certain Brady Bonds are collateralized in full as to principal due at maturity by zero coupon obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities having the same maturity ("Collateralized Brady Bonds"). Brady Bonds are not, however, considered to be U.S. Government Securities. In light of the residual risk of Brady Bonds and, among other factors, the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds, investments in Brady Bonds should be viewed as speculative.

                  Forward Foreign Currency Exchange Contracts. The Fund may enter into forward foreign currency exchange contracts for hedging purposes and to seek to increase total return. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are generally charged at any stage for trades.

         The Fund may enter into forward foreign currency exchange contracts for hedging purposes in several circumstances. First, when a Fund enters into a contract for the purchase or sale of a security quoted or denominated in a foreign currency, or when a Fund anticipates the receipt in a foreign currency of a dividend or interest payment on such a security which it holds, a Fund may desire to "lock in" the U.S. dollar price of the security or the U.S. dollar equivalent of such dividend or interest payment, as the case may be. By entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars, of the amount of foreign currency involved in the underlying transactions, a Fund may attempt to protect itself against an adverse change in the relationship between the U.S. dollar and the subject foreign currency during the period between the date on which the security is purchased or sold, or on which the dividend or interest payment is declared, and the date on which such payments are made or received.

         Additionally, when the Sub-Adviser believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar, it may enter into a forward contract to sell, for a fixed amount of U.S. dollars, the amount of foreign currency approximating the value of some or all of a Fund's securities quoted or denominated in such foreign currency. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date on which the contract is entered into and the date it matures. Using forward contracts to protect the value of a Fund's securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. It simply establishes a rate of exchange which a Fund can achieve at some future point in time. The precise projection of short-term currency market movements is not possible, and short-term hedging provides a means of fixing the U.S. dollar value of only a portion of a Fund's foreign assets.

         The Fund may engage in cross-hedging by using forward contracts in one currency to hedge against fluctuations in the value of securities denominated or quoted in a different currency if the Investment Adviser determines that there is a pattern of correlation between the two currencies. In addition, the Fund may enter into foreign currency transactions to seek a closer correlation between a Fund's overall currency exposures and the currency exposures of the Fund's performance benchmark. The Fund will not enter into a forward contract with a term of greater than one year.

         While the Fund may enter into forward contracts to seek to reduce currency exchange rate risks, transactions in such contracts involve certain other risks. Thus, while the Fund may benefit from such transactions, unanticipated changes in currency prices may result in a poorer overall performance for a Fund than if it had not engaged in any such transactions. Moreover, there may be imperfect correlation between a Fund's holdings of securities quoted or denominated in a particular currency and forward contracts entered into by the Fund. Such imperfect correlation may cause the Fund to sustain losses which will prevent the Fund from achieving a complete hedge or expose the Fund to risk of foreign exchange loss.

         Markets for trading forward foreign currency contracts offer less protection against defaults than is available when trading in currency instruments on an exchange. Forward contracts are subject to the risk that the counterparty to such contract will default on its obligations. Since a forward foreign currency exchange contract is not guaranteed by an exchange or clearinghouse, a default on the contract would deprive a Fund of unrealized profits, transaction costs or the benefits of a currency hedge or force the Fund to cover its purchase or sale commitments, if any, at the current market price. In addition, the institutions that deal in forward currency contracts are not required to continue to make markets in the currencies they trade and these markets can experience periods of illiquidity. The Fund will not enter into forward foreign currency exchange contracts, unless the credit quality of the unsecured senior debt or the claims-paying ability of the counterparty is considered to be investment grade by the Investment Adviser. To the extent that a substantial portion of a Fund's total assets, adjusted to reflect the Fund's net position after giving effect to currency transactions, is denominated or quoted in the currencies of foreign countries, the Fund will be more susceptible to the risk of adverse economic and political developments within those countries.

         Interest Rate Swaps, Mortgage Swaps, Credit Swaps, Currency Swaps, Total Return Swaps, Options on Swaps and Interest Rate Caps, Floors and Collars. The Fund may enter into interest rate, credit, total return swaps, mortgage swaps and currency swaps. The Fund may also enter into interest rate caps, floors and collars. The Fund may also purchase and write (sell) options contracts on swaps, commonly referred to as swaptions. The Fund may enter into swap transactions for hedging purposes or to seek to increase total return. Interest rate swaps involve the exchange by a Fund with another party of their respective commitments to pay or receive interest, such as an exchange of fixed-rate payments for floating rate payments. Mortgage swaps are similar to interest rate swaps in that they represent commitments to pay and receive interest. The notional principal amount, however, is tied to a reference pool or pools of mortgages. Credit swaps involve the receipt of floating or fixed rate payments in exchange for assuming potential credit losses of an underlying security. Credit swaps give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive or make a payment from the other party, upon the occurrence of specified credit events. Currency swaps involve the exchange of the parties' respective rights to make or receive payments in specified currencies. Total return swaps are contracts that obligate a party to pay or receive interest in exchange for payment by the other party of the total return generated by a security, a basket of securities, an index, or an index component. A swaption is an option to enter into a swap agreement. Like other types of options, the buyer of a swaption pays a non-refundable premium for the option and obtains the right, but not the obligation, to enter into an underlying swap on agreed-upon terms. The seller of a swaption, in exchange for the premium, becomes obligated (if the option is exercised) to enter into an underlying swap on agreed-upon terms. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payment of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling the interest rate floor. An interest rate collar is the combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates. Since interest rate, mortgage, credit and currency swaps and interest rate caps, floors and collars are individually negotiated, the Fund expects to achieve an acceptable degree of correlation between its Fund investments and its swap, cap, floor and collar positions.

         The risk of loss with respect to interest rate and mortgage swaps is normally limited to the net amount of payments that a Fund is contractually obligated to make. If the other party to an interest rate swap defaults, a Fund's risk of loss consists of the net amount of payments that such Fund is contractually entitled to receive, if any. In contrast, currency swaps usually involve the delivery of the entire principal amount of one designated currency in exchange for the other designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. To the extent that the Fund's potential exposure in a transaction involving a swap or an interest rate floor, cap or collar is covered by the segregation of cash or liquid assets, the Fund and the Sub-Adviser believe that the transactions do not constitute senior securities under the Act and, accordingly, will not treat them as being subject to the Fund's borrowing restrictions.

         The Fund will not enter into any interest rate, mortgage or credit swap transactions unless the unsecured commercial paper, senior debt or claims-paying ability of the other party is rated either A or A-1 or better by Standard & Poor's or A or P-1 or better by Moody's or their equivalent ratings. The Fund will also not enter into any currency swap transactions unless the unsecured commercial paper, senior debt or claims-paying ability of the other party thereto is rated investment grade by Standard & Poor's or Moody's, or, if unrated by such rating organization, determined to be of comparable quality by the Sub-Adviser. If there is a default by the other party to such a transaction, the Fund will have contractual remedies pursuant to the agreements related to the transaction. The use of interest rate, mortgage, credit, total return and currency swaps, as well as interest rate caps, floors and collars, is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary Fund securities transactions. If the Sub-Adviser is incorrect in its forecasts of market values, credit quality, interest rates and currency exchange rates, the investment performance of the Fund would be less favorable than it would have been if this investment technique were not used.

         Options on Securities and Securities Indices.

                  Writing  Covered  Options.  The Fund may write
(sell) covered call and put options on any securities in which it may invest or on any securities index consisting of securities in which it may invest. The Fund may write such options on securities that are listed on national domestic securities exchanges or foreign securities exchanges or traded in the over-the-counter market. A call option written by the Fund obligates such Fund to sell specified securities to the holder of the option at a specified price if the option is exercised before the expiration date. All call options written by the Fund are covered, which means that such Fund will own the securities subject to the option so long as the option is outstanding or such Fund will use the other methods described below. The Fund's purpose in writing covered call options is to realize greater income than would be realized on Fund securities transactions alone. However, a Fund may forego the opportunity to profit from an increase in the market price of the underlying security.

         A put option written by a Fund obligates the Fund to purchase specified securities from the option holder at a specified price if the option is exercised before the expiration date. All put options written by a Fund would be covered, which means that such Fund will segregate cash or liquid assets with a value at least equal to the exercise price of the put option or will use the other methods described below. The purpose of writing such options is to generate additional income for the Fund. However, in return for the option premium, each Fund accepts the risk that it may be required to purchase the underlying securities at a price in excess of the securities' market value at the time of purchase.

         The Fund may also write (sell) covered call and put options on any securities index consisting of securities in which it may invest. Options on securities indices are similar to options on securities, except that the exercise of securities index options requires cash settlement payments and does not involve the actual purchase or sale of securities. In addition, securities index options are designed to reflect price fluctuations in a group of securities or segment of the securities market rather than price fluctuations in a single security.

         The Fund may cover call options on a securities index by owning securities whose price changes are expected to be similar to those of the underlying index or by having an absolute and immediate right to acquire such securities without additional cash consideration (or if additional cash consideration is required, liquid assets in such amount are segregated) upon conversion or exchange of other securities held by it. The Fund may also cover call and put options on a securities index by segregating cash or liquid assets, as permitted by applicable law, with a value equal to the exercise price or by owning offsetting options as described above.

         The writing of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary Fund securities transactions.
The use of options to seek to increase total return involves the risk of loss if the Sub-Adviser is incorrect in its expectation of fluctuations in securities prices or interest rates. The successful use of options for hedging purposes also depends in part on the ability of the Sub-Adviser to predict future price fluctuations and the degree of correlation between the options and securities markets. If the Sub-Adviser is incorrect in its expectation of changes in securities prices or determination of the correlation between the securities indices on which options are written and purchased and the securities in the Fund's investment Fund, the investment performance of the Fund will be less favorable than it would have been in the absence of such options transactions. The writing of options could increase the Fund's Fund turnover rate and, therefore, associated brokerage commissions or spreads.

                  Purchasing  Options.  The Fund may also
purchase put and call options on any securities in which it may invest or options on any securities index consisting of securities in which it may invest. In addition, the Fund may enter into closing sale transactions in order to realize gains or minimize losses on options it had purchased.

         The Fund may purchase call options in anticipation of an increase, or put options in anticipation of a decrease ("protective puts"), in the market value of securities of the type in which it may invest. The purchase of a call option would entitle the Fund, in return for the premium paid, to purchase specified securities at a specified price during the option period. The Fund would ordinarily realize a gain on the purchase of a call option if, during the option period, the value of such securities exceeded the sum of the exercise price, the premium paid and transaction costs; otherwise the Fund would realize either no gain or a loss on the purchase of the call option. The purchase of a put option would entitle the Fund, in exchange for the premium paid, to sell specified securities at a specified price during the option period. The purchase of protective puts is designed to offset or hedge against a decline in the market value of a Fund's securities. Put options may also be purchased by a Fund for the purpose of affirmatively benefiting from a decline in the price of securities which it does not own. The Fund would ordinarily realize a gain if, during the option period, the value of the underlying securities decreased below the exercise price sufficiently to cover the premium and transaction costs; otherwise the Fund would realize either no gain or a loss on the purchase of the put option. Gains and losses on the purchase of put options may be offset by countervailing changes in the value of the underlying Fund securities.

         The Fund may purchase put and call options on securities indices for the same purposes as it may purchase options on securities. Options on securities indices are similar to options on securities, except that the exercise of securities index options requires cash payments and does not involve the actual purchase or sale of securities. In addition, securities index options are designed to reflect price fluctuations in a group of securities or segment of the securities market rather than price fluctuations in a single security.

                  Writing and Purchasing Currency Call and Put Options. The Fund may write covered put and call options and purchase put and call options on foreign currencies in an attempt to protect against declines in the U.S. dollar value of foreign Fund securities and against increases in the U.S. dollar cost of foreign securities to be acquired. The Fund may also use options on currency to cross-hedge, which involves writing or purchasing options on one currency to seek to hedge against changes in exchange rates for a different currency with a pattern of correlation. As with other kinds of option transactions, however, the writing of an option on foreign currency will constitute only a partial hedge, up to the amount of the premium received. If an option that the Fund has written is exercised, the Fund could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on foreign currency may constitute an effective hedge against exchange rate fluctuations; however, in the event of exchange rate movements adverse to the Fund's position, the Fund may forfeit the entire amount of the premium plus related transaction costs. The writing of currency options involves a risk that the Fund will, upon exercise of the option, be required to sell currency subject to a call at a price that is less than the currency's market value or be required to purchase currency subject to a put at a price that exceeds the currency's market value.

         The Fund may terminate its obligations under a written call or put option by purchasing an option identical to the one written. Such purchases are referred to as "closing purchase transactions." The Fund may enter into closing sale transactions in order to realize gains or minimize losses on purchased options.

         In addition to using options for the hedging purposes described above, the Fund may use options on currency to seek to increase total return. The Fund may write (sell) covered put and call options on any currency in an attempt to realize greater income than would be realized on Fund securities transactions alone. However, in writing covered call options for additional income, the Fund may forego the opportunity to profit from an increase in the market value of the underlying currency. Also, when writing put options, the Fund accepts, in return for the option premium, the risk that it may be required to purchase the underlying currency at a price in excess of the currency's market value at the time of purchase.

                  Yield Curve Options. The Fund may purchase or write options on the yield "spread" or differential between two securities. Such transactions are referred to as "yield curve" options. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated securities, rather than the prices of the individual securities, and is settled through cash payments. Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease.

         The trading of yield curve options is subject to all of the risks associated with the trading of other types of options. In addition, however, such options present a risk of loss even if the yield of one of the underlying securities remains constant, or if the spread moves in a direction or to an extent which was not anticipated.

                  Risks Associated with Options Transactions. There is no assurance that a liquid secondary market on a domestic or foreign options exchange will exist for any particular exchange-traded option or at any particular time. If the Fund is unable to effect a closing purchase transaction with respect to covered options it has written, the Fund will not be able to sell the underlying securities or dispose of assets held in a segregated account until the options expire or are exercised. Similarly, if the Fund is unable to effect a closing sale transaction with respect to options it has purchased, it will have to exercise the options in order to realize any profit and will incur transaction costs upon the purchase or sale of underlying securities.

         The Fund may purchase and sell both options that are traded on U.S. and foreign exchanges and options traded over-the-counter with broker-dealers and other types of institutions that make markets in these options. The ability to terminate over-the-counter options is more limited than with exchange-traded options and may involve the risk that the broker-dealers or financial institutions participating in such transactions will not fulfill their obligations. Transactions by the Fund in options will be subject to limitations established by each of the exchanges, boards of trade or other trading facilities on which such options are traded governing the maximum number of options in each class which may be written or purchased by a single investor or group of investors acting in concert regardless of whether the options are written or purchased on the same or different exchanges, boards of trade or other trading facilities or are held in one or more accounts or through one or more brokers. Thus, the number of options which a Fund may write or purchase may be affected by options written or purchased by other investment advisory clients or the Funds' Investment Adviser. An exchange, board of trade or other trading facility may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.

Futures Contracts and Options on Futures Contracts

         The Fund may purchase and sell various kinds of futures contracts, and purchase and write call and put options on any of such futures contracts. The Fund may also enter into closing purchase and sale transactions with respect to any of such contracts and options. The futures contracts may be based on various securities (such as U.S. Government Securities), securities indices, foreign currencies and any other financial instruments and indices. The Fund will engage in futures and related options transactions in order to seek to increase total return or to hedge against changes in interest rates, securities prices or, to the extent the Fund invests in foreign securities, currency exchange rates, or to otherwise manage its term structure, sector selection and duration in accordance with its investment objective and policies. The Fund may also enter into closing purchase and sale transactions with respect to such contracts and options. The Trust, on behalf of each Fund, has claimed an exclusion from the definition of the term "commodity pool operator" under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a pool operator under that Act with respect to the Funds.

         Neither the CFTC, National Futures Association, SEC nor any domestic exchange regulates activities of any foreign exchange or boards of trade, including the execution, delivery and clearing of transactions, or has the power to compel enforcement of the rules of a foreign exchange or board of trade or any applicable foreign law. This is true even if the exchange is formally linked to a domestic market so that a position taken on the market may be liquidated by a transaction on another market. Moreover, such laws or regulations will vary depending on the foreign country in which the foreign futures or foreign options transaction occurs. For these reasons, a Fund's investments in foreign futures or foreign options transactions may not be provided the same protections in respect of transactions on United States exchanges. In particular persons who trade foreign futures or foreign options contracts may not be afforded certain of the protective measures provided by the Commodity Exchange Act, the CFTC's regulations and the rules of the National Futures Association and any domestic exchange, including the right to use reparations proceedings before the CFTC and arbitration proceedings provided by the National Futures Association or any domestic futures exchange. Similarly, these persons may not have the protection of the U.S. securities laws.

                  Futures Contracts. A futures contract may generally be described as an agreement between two parties to buy and sell particular financial instruments or currencies for an agreed price during a designated month (or to deliver the final cash settlement price, in the case of a contract relating to an index or otherwise not calling for physical delivery at the end of trading in the contract).

         When interest rates are rising or securities prices are falling, a Fund can seek to offset a decline in the value of its current Fund securities through the sale of futures contracts. When interest rates are falling or securities prices are rising, a Fund, through the purchase of futures contracts, can attempt to secure better rates or prices than might later be available in the market when it effects anticipated purchases. The Fund may purchase and sell futures contracts on a specified currency in order to seek to increase total return or to protect against changes in currency exchange rates. For example, the Fund may seek to offset anticipated changes in the value of a currency in which its Fund securities, or securities that it intends to purchase, are quoted or denominated by purchasing and selling futures contracts on such currencies. As another example, the Fund may enter into futures transactions to seek a closer correlation between the Fund's overall currency exposures and the currency exposures of a Fund's performance benchmark.

         Positions taken in the futures markets are not normally held to maturity but are instead liquidated through offsetting transactions which may result in a profit or a loss. While futures contracts on securities or currency will usually be liquidated in this manner, the Fund may instead make, or take, delivery of the underlying securities or currency whenever it appears economically advantageous to do so. A clearing corporation associated with the exchange on which futures on securities or currency are traded guarantees that, if still open, the sale or purchase will be performed on the settlement date.

                  Hedging Strategies. Hedging, by use of futures contracts, seeks to establish with more certainty than would otherwise be possible the effective price or rate of return on Fund securities or securities that the Fund proposes to acquire or the exchange rate of currencies in which Fund securities are quoted or denominated. The Fund may, for example, take a "short" position in the futures market by selling futures contracts to seek to hedge against an anticipated rise in interest rates or a decline in market prices or foreign currency rates that would adversely affect the U.S. dollar value of the Fund's Fund securities. Such futures contracts may include contracts for the future delivery of securities held by the Fund or securities with characteristics similar to those of the Fund's securities. Similarly, the Fund may sell futures contracts on any currencies in which its Fund securities are quoted or denominated or sell futures contracts on one currency to seek to hedge against fluctuations in the value of securities quoted or denominated in a different currency if there is an established historical pattern of correlation between the two currencies. If, in the opinion of the Sub-advisor, there is a sufficient degree of correlation between price trends for the Fund's securities and futures contracts based on other financial instruments, securities indices or other indices, the Funds may also enter into such futures contracts as part of its hedging strategy. Although under some circumstances prices of securities in the Fund may be more or less volatile than prices of such futures contracts, the Sub-Advisor will attempt to estimate the extent of this volatility difference based on historical patterns and compensate for any such differential by having the Fund enter into a greater or lesser number of futures contracts or by attempting to achieve only a partial hedge against price changes affecting the Fund's securities. When hedging of this character is successful, any depreciation in the value of Fund securities will be substantially offset by appreciation in the value of the futures position. On the other hand, any unanticipated appreciation in the value of the Fund would be substantially offset by a decline in the value of the futures position.

         On other occasions, a Fund may take a "long" position by purchasing futures contracts. This may be done, for example, when a Fund anticipates the subsequent purchase of particular securities when it has the necessary cash, but expects the prices or currency exchange rates then available in the applicable market to be less favorable than prices that are currently available.

                  Options on Futures Contracts. The acquisition of put and call options on futures contracts will give the Fund right (but not the obligation) for a specified price to sell or to purchase, respectively, the underlying futures contract at any time during the option period. As the purchaser of an option on a futures contract, a Fund obtains the benefit of the futures position if prices move in a favorable direction but limits its risk of loss in the event of an unfavorable price movement to the loss of the premium and transaction costs. The Fund's loss incurred by writing options on futures is potentially unlimited and may exceed the amount of the premium received. The Fund will incur transaction costs in connection with the writing of options on futures.

                  Other Considerations. The Fund will engage in transactions in futures contracts and related options transactions only to the extent such transactions are consistent with the requirements of the Code for maintaining their qualifications as regulated investment companies for federal income tax purposes.

         Transactions in futures contracts and options on futures involve brokerage costs, require margin deposits and may require the Funds to segregate cash or liquid assets, as permitted by applicable law, in an amount equal to the underlying value of such contracts and options.

         While transactions in futures contracts and options on futures may reduce certain risks, such transactions themselves entail certain other risks. Thus, while the Fund may benefit from the use of futures and options on futures, unanticipated changes in interest rates or securities prices or currency exchange rates may result in a poorer overall performance for the Fund than if it had not entered into any futures contracts or options transactions. When futures contracts and options are used for hedging purposes, perfect correlation between the Fund's futures positions and Fund positions will be impossible to achieve. In the event of an imperfect correlation between a futures position and the Fund's position which is intended to be protected, the desired protection may not be obtained and a Fund may be exposed to risk of loss.

         Perfect correlation between the Fund's futures positions and Fund positions will be difficult to achieve, particularly where futures contracts based on specific fixed-income securities or specific currencies are not available. In addition, it is not possible to hedge fully or protect against currency fluctuations affecting the value of securities quoted or denominated in foreign currencies because the value of such securities is likely to fluctuate as a result of independent factors unrelated to currency fluctuations. The profitability of the Fund's trading in futures depends upon the ability of the Sub-advisor to analyze correctly the futures markets

         Convertible Securities. The Fund may invest in convertible securities. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock (or other securities) of the same or different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics, in that they generally (i) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (ii) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.

         A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund's ability to achieve its investment objective, which, in turn, could result in losses to the Fund.

         Lending of Fund Securities. While securities are being lent, the Fund will continue to receive the equivalent of the interest or dividends paid by the issuer on the securities, as well as interest on the investment of the collateral or a fee from the borrower. The Fund has the right to call its loans and obtain the securities on three business days' notice or, in connection with securities trading on foreign markets, within such longer period of time that coincides with the normal settlement period for purchases and sales of such securities in such foreign markets. The risks in lending Fund securities, as with other extensions of secured credit, consist of possible delay in receiving additional collateral or in the recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. Additional information about the lending of Fund securities is included in this Statement and the Trust's Prospectus under "Certain Risk Factors and Investment Methods."

         Restricted and Illiquid Securities. The Fund may purchase securities that are not registered or that are offered in an exempt non-public offering ("Restricted Securities") under the Securities Act of 1933, as amended ("1933 Act"), including securities eligible for resale to "qualified institutional buyers" pursuant to Rule 144A under the 1933 Act. However, the Fund will not invest more than 15% of its net assets in illiquid investments, which include repurchase agreements with a notice or demand period of more than seven days, certain SMBS, certain municipal leases, certain over-the-counter options, securities that are not readily marketable and Restricted Securities, unless the Sub-Adviser determines, based upon a continuing review of the trading markets for the specific Restricted Securities and the adopted Fund guidelines, that such Restricted Securities are liquid.

         When-Issued and Forward Commitment Securities. The Fund may purchase securities on a when-issued basis or purchase or sell securities on a forward commitment basis beyond the customary settlement time. These transactions involve a commitment by the Fund to purchase or sell securities at a future date beyond the customary settlement time. The price of the underlying securities (usually expressed in terms of yield) and the date when the securities will be delivered and paid for (the settlement date) are fixed at the time the transaction is negotiated. When-issued purchases and forward commitment transactions are negotiated directly with the other party, and such commitments are not traded on exchanges. The Fund will generally purchase securities on a when-issued basis or purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, the Fund may dispose of or negotiate a commitment after entering into it. A Fund may also sell securities it has committed to purchase before those securities are delivered to the Fund on the settlement date. The Funds may realize capital gains or losses in connection with these transactions. Securities purchased or sold on a when-issued or forward commitment basis involve a risk of loss if the value of the security to be purchased declines prior to the settlement date or if the value of the security to be sold increases prior to the settlement date.

         Other Investment Companies. The reserves the right to invest up to 10% of its total assets, calculated at the time of purchase, in the securities of other investment companies, but may neither invest more than 5% of its total assets in the securities of any one investment company nor acquire more than 3% of the voting securities of any other investment company. The Fund will indirectly bear its proportionate share of any management fees and other expenses paid by investment companies in which it invests in addition to the management fees and other expenses paid by the Fund. Although the Fund does not expect to do so in the foreseeable future, it is authorized to invest substantially all of its assets in a single open-end investment company or series thereof that has substantially the same investment objective, policies and fundamental restrictions as the Fund.

The Fund may also purchase shares of investment companies investing primarily in foreign securities, including "country funds." Country funds have Funds consisting primarily of securities of issuers located in specified foreign countries or regions. The Fund may also invest in iShares(sm) and similar securities. IShares(sm) are shares of an investment company that invests substantially all of its assets in securities included in various securities indices including foreign securities indices. IShares(sm) are listed on the AMEX and were initially offered to the public in 1996. The market prices of iShares(sm) are expected to fluctuate in accordance with both changes in the NAVs of their underlying indices and supply and demand of iShares(sm) on the AMEX. To date, iShares(sm) have traded at relatively modest discounts and premiums to the NAVs. However, iShares(sm) have a limited operating history and information is lacking regarding the actual performance and trading liquidity of iShares(sm) for extended periods or over complete market cycles. In addition, there is no assurance that the requirements of the AMEX necessary to maintain the listing of iShares(sm) will continue to be met or will remain unchanged. In the event substantial market or other disruptions affecting iShares(sm) should occur in the future, the liquidity and value of a Fund's shares could also be substantially and adversely affected. If such disruptions were to occur, a Fund could be required to reconsider the use of iShares(sm) as part of its investment strategy.

         Repurchase Agreements. The Fund may enter into repurchase agreements with banks, brokers, and dealers which furnish collateral at least equal in value or market price to the amount of their repurchase obligation. These repurchase agreements may involve foreign government securities. A repurchase agreement is an arrangement under which the Fund purchases securities and the seller agrees to repurchase the securities within a particular time and at a specified price. Custody of the securities is maintained by the Fund's custodian (or sub-custodian). The repurchase price may be higher than the purchase price, the difference being income to the Fund, or the purchase and repurchase prices may be the same, with interest at a stated rate due to the Fund together with the repurchase price on repurchase. In either case, the income to the Fund is unrelated to the interest rate on the security subject to the repurchase agreement.

         For purposes of the Act, and generally for tax purposes, a repurchase agreement is deemed to be a loan from a Fund to the seller of the security. For other purposes, it is not always clear whether a court would consider the security purchased by a Fund subject to a repurchase agreement as being owned by a Fund or as being collateral for a loan by a Fund to the seller. In the event of commencement of bankruptcy or insolvency proceedings with respect to the seller of the security before repurchase of the security under a repurchase agreement, a Fund may encounter delay and incur costs before being able to sell the security. Such a delay may involve loss of interest or a decline in value of the security. If the court characterizes the transaction as a loan and a Fund has not perfected a security interest in the security, the Fund may be required to return the security to the seller's estate and be treated as an unsecured creditor of the seller. As an unsecured creditor, a Fund would be at risk of losing some or all of the principal and interest involved in the transaction. Apart from the risk of bankruptcy or insolvency proceedings, there is also the risk that the seller may fail to repurchase the security.

         Reverse Repurchase Agreements. The Fund may borrow money by entering into transactions called reverse repurchase agreements. Under these arrangements, the Fund will sell Fund securities to dealers in U.S. Government Securities or members of the Federal Reserve System, with an agreement to repurchase the security on an agreed date, price and interest payment. These reverse repurchase agreements may involve foreign government securities. Reverse repurchase agreements involve the possible risk that the value of Fund securities the Fund relinquishes may decline below the price the Fund must pay when the transaction closes. Borrowings may magnify the potential for gain or loss on amounts invested resulting in an increase in the speculative character of the Fund's outstanding shares.

         When the Fund enters into a reverse repurchase agreement, it places in a separate custodial account either liquid assets or other high grade debt securities that have a value equal to or greater than the repurchase price. The account is then continuously monitored by the Investment Adviser to make sure that an appropriate value is maintained. Reverse repurchase agreements are considered to be borrowings under the Act.

         Investment  Policies  Which May Be Changed  Without
Shareholder Approval. The following limitations are applicable to the Strategic Partners High Yield Bond Fund. The limitations are not "fundamental" restrictions and may be changed by the Trustees without shareholder approval.

         The Fund may not:

         (1) Invest in companies for the purpose of exercising control or management;

         (2) Invest more than 15% of the Fund's net assets in illiquid investments, including illiquid repurchase agreements with a notice or demand period of more than seven days, securities which are not readily marketable and restricted securities not eligible for resale pursuant to Rule 144A under the 1933 Act;

         (3) Purchase additional securities if the Fund's borrowings (excluding covered mortgage dollar rolls) exceed 5% of its net assets; or

         (4) Make short sales of securities, except short sales against-the-box.



EXHIBIT D:
Strategic Partners Mutual Funds, Inc.
For the period ended 10/31/04
File number 811-08085

SUB-ITEM 77M
MERGERS

A meeting of the Company's shareholders was held on May 3, 2004. The meeting was held for the following purposes:

To approve the Plan of Reorganization of the Company on behalf of the ASAF International Growth Fund and the ASAF
William Blair International Growth Fund.
To approve the Plan of Reorganization of the Company on behalf of the ASAF T. Rowe Price Tax Managed Fund and the
ASAF Marsico Capital Growth Fund.

The results of the proxy solicitation on the preceding matters were:

MATTER                       VOTES FOR    VOTES AGAINST     ABSTENTIONS
Reorganization plan
between the ASAF
International Growth
Fund and the ASAF
William Blair
International Growth
Fund                        3,320,739       71,892            110,256
Reorganization plan
between the ASAF
Alliance Growth Fund
and the ASAF Marsico
Capital Growth Fund         351,773         16,428             10,086

	A meeting of the Company's shareholders was held on June 28, 2004. The meeting was held for the following purposes:

To approve the Plan of Reorganization of the Company on behalf of the Strategic Partners Managed Large Cap Growth
Fund and the Jennison Growth Fund.

The results of the proxy solicitation on the preceding matters were:

MATTER                       VOTES FOR    VOTES AGAINST   ABSTENTIONS
Reorganization plan
between the Strategic
Partners Managed Large
Cap Growth Fund and the
Jennison Growth Fund          148,693        745              2,191



EXHIBIT E:

For the fiscal period ended 10/31/04
File number:  811-8085

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  STRATEGIC PARTNERS MUTUAL FUNDS, INC. (fka
American Skandia Advisor Funds - ASAF American Century
International Growth Fund)

1.   Name of Issuer:  NEC Corporation

2.   Date of Purchase - 12/08/03

3.   Number of Securities Purchased - 	6999.79

4.   Dollar Amount of Purchase
	$46,338.63

5.   Price Per Unit
	$6.62

6.   Name(s) of Underwriter(s) or Dealer(s) From whom Purchased
	Morgan Stanley

7.   Other Members of the Underwriting Syndicate:
     Morgan Stanley
    Daiwa Securities SMBC Europe Limited
    Goldman Sachs
    J.P. Morgan
    Merrill Lynch
    Citigroup Global Markets Limited
    Nomura International
    UBS Limited




For the fiscal period ended 10/31/04
File number:  811-8085

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  STRATEGIC PARTNERS MUTUAL FUNDS, INC. (fka
American Skandia Advisor Funds - ASAF American Century
International Growth Fund)

1.   Name of Issuer:  NEC Corporation

2.   Date of Purchase - 12/08/03

3.   Number of Securities Purchased - 6999.79

4.   Dollar Amount of Purchase
	$46,338.63

5.   Price Per Unit
	$6.62

6.   Name(s) of Underwriter(s) or Dealer(s) From whom Purchased
	Morgan Stanley

7.   Other Members of the Underwriting Syndicate:
     Morgan Stanley
    Daiwa Securities SMBC Europe Limited
    Goldman Sachs
    J.P. Morgan
    Merrill Lynch
    Citigroup Global Markets Limited
    Nomura International
    UBS Limited


For the fiscal period ended 10/31/04
File number:  811-8085

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  STRATEGIC PARTNERS MUTUAL FUNDS, INC. (fka
American Skandia Advisor Funds - ASAF Neuberger & Berman Mid-Cap
Growth Fund)

1.   Name of Issuer:  China Life Insurance Company Limited

2.   Date of Purchase - 12/12/03

3.   Number of Securities Purchased - 19,100

4.   Dollar Amount of Purchase
	$356,788

5.   Price Per Unit
	$18.68

6.   Name(s) of Underwriter(s) or Dealer(s) From whom Purchased
	Credit Suisse First Boston

7.   Other Members of the Underwriting Syndicate:
     China International
     Citigroup
     Credit Suisse First
     Boston Deutsche Bank Securities
     Capital Corporation



For the fiscal period ended 10/30/04
File number:  811-8085

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  STRATEGIC PARTNERS MUTUAL FUNDS, INC. (fka
American Skandia Advisor Funds - ASAF Goldman Sachs Mid Cap Growth
Fund)

1.   Name of Issuer:  Citadel Broadcasting Corporation

2.   Date of Purchase - 2/11/04

3.   Number of Securities Purchased - 13,405.26

4.   Dollar Amount of Purchase
	$235,600

5.   Price Per Unit
	$19.00

6.   Name(s) of Underwriter(s) or Dealer(s) From whom Purchased
	Credit Suisse First Boston

7.   Other Members of the Underwriting Syndicate:
Credit Suisse First Boston
Goldman Sachs
Deutsche Bank Securities
Merrill Lynch
Bear, Stearns & Co. Inc.
UBS Investment Bank
JP Morgan
Wachovia Securities



For the fiscal period ended 10/31/04
File number:  811-8085

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  STRATEGIC PARTNERS MUTUAL FUNDS, INC. (fka
American Skandia Advisor Funds - ASAF Goldman Sachs Mid Cap Growth
Fund)

1.   Name of Issuer:  KINETIC CONCEPTS INC.

2.   Date of Purchase - 2/23/04

3.   Number of Securities Purchased - 3,800

4.   Dollar Amount of Purchase
	$114,000

5.   Price Per Unit
	$30.00

6.   Name(s) of Underwriter(s) or Dealer(s) From whom Purchased
	Merrill Lynch

7.   Other Members of the Underwriting Syndicate:
Credit Suisse First Boston
Goldman Sachs
Deutsche Bank Securities
Merrill Lynch
Citigroup
Piper Jaffray
SG Cowen
JP Morgan




For the fiscal period ended 10/31/04
File number:  811-8085

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  STRATEGIC PARTNERS MUTUAL FUNDS, INC -
Strategic Partners High Yield Bond Fund

1.   Name of Issuer:  Rhodia

2.   Date of Purchase - 05/07/04

3.   Number of Securities Purchased - 7,500

4.   Dollar Amount of Purchase
	$725,572.50

5.   Price Per Unit
	$96.743

6.   Name(s) of Underwriter(s) or Dealer(s) From whom Purchased
	Credit Suisse First Boston

7.   Other Members of the Underwriting Syndicate:

BNP Paribas
Goldman Sachs International
Calyon
Natexis Banques Populaires




For the fiscal period ended 10/31/04
File number:  811-8085

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  STRATEGIC PARTNERS MUTUAL FUNDS, INC -
Strategic Partners High Yield Bond Fund

1.   Name of Issuer:  Host Marriott, L.P.

2.   Date of Purchase - 07/27/04

3.   Number of Securities Purchased - 5,000

4.   Dollar Amount of Purchase
	$492,465

5.   Price Per Unit
	$98.493

6.   Name(s) of Underwriter(s) or Dealer(s) From whom Purchased
	Deutsche Bank

7.   Other Members of the Underwriting Syndicate:

Bear Stearns
Bank of America
BNY Capital Markets
Calyon
Citigroup
Goldman Sachs & Co.
Merrill Lynch & Co.
Scotia Capital
SC Corporate & Investment Banking
UBS Investment Bank
Wells Fargo




For the fiscal period ended 10/31/04
File number:  811-8085

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  STRATEGIC PARTNERS MUTUAL FUNDS, INC -
Strategic Partners High Yield Bond Fund

1.   Name of Issuer:  Graham Packaging

2.   Date of Purchase - 09/29/04

3.   Number of Securities Purchased - 3,280

4.   Dollar Amount of Purchase
	$328,000

5.   Price Per Unit
	$100

6.   Name(s) of Underwriter(s) or Dealer(s) From whom Purchased
	Citigroup

7.   Other Members of the Underwriting Syndicate:
Citigroup
Deutsche Bank
GS & Co.
Lehman Brothers
ABN AMRO Incorporated





EXHIBIT F:
Strategic Partners Mutual Funds, Inc.
CIK# 0001035018
ANNUAL 10/31/04

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 73A1, 73A2,73B1,73B2,74V1,74V2, and 74W correctly, the correct answers are as follows:

73A1/A2-
Series 3- Class A $0.0000, Class B $0.0000 Class C $0.0077,
 Class L $0.0384, Class M $0.0077, Class X $0.0077

Series 4- Class A $0.1429, Class B $0.0943 Class C $0.1810,
 Class L $0.2364, Class M $0.1810, Class X $0.1805

Series 5- Class C $0.0000, Class D $0.0028, Class L $0.0050,
 Class M $0.0000, Class X $0.0000

Series 9- Class A $0.0640, Class B $0.0279 Class C $0.0721,
 Class L $0.1333, Class M $0.0722, Class X $0.0721

Series 10- Class A $0.2974, Class B $0.2680 Class C $0.4862,
 Class L $0.5227, Class M $0.4854, Class X $0.4852

Series 13- Class A $0.0158, Class B $0.0000 Class C $0.0000,
 Class L $0.0158, Class M $0.0000, Class X $0.0000

Series 18- Class A $0.0013, Class B $0.0000 Class C $0.0000,
 Class L $0.0013, Class M $0.0000, Class X $0.0000

Series 28- Class A $0.0000, Class B $0.0000 Class C $0.0421,
 Class L $0.0718, Class M $0.0421, Class X $0.0421

73B1/B2-
Series 4- Class A $0.0000, Class B $0.0000 Class C $0.3219,
 Class L $0.3219, Class M $0.3219, Class X $0.3219

Series 16- Class A $0.0000, Class B $0.0000 Class C $0.1521,
 Class L $0.1521, Class M $0.1521, Class X $0.1521

Series 30- Class A $0.0000, Class B $0.0000 Class C $0.0000,
 Class L $0.0000, Class M $0.0000, Class X $0.0000

74V1/74V2-
Series 2- Class A $11.20, Class B $9.66, Class C $9.64,
 Class L $11.17, Class M $9.67, Class X $9.68

Series 3- Class A $12.10, Class B $12.08, Class C $12.08,
 Class L $12.08, Class M $12.08, Class X $12.07

Series 4- Class A $11.91, Class B $10.81, Class C $10.79,
 Class L $10.90, Class M $10.79, Class X $10.81

Series 5-  Class C $1.00, Class D $ 1.00, Class L $1.00,
 Class M $1.00, Class X $1.00

Series 7- Class A $10.11, Class B $9.72, Class C $9.71,
 Class L $10.06, Class M $9.71, Class X $9.70

Series 8- Class A $15.01, Class B $14.50, Class C $14.47,
 Class L $14.96, Class M $14.49, Class X $14.49

Series 9- Class A $12.60, Class B $12.57, Class C $12.56,
 Class L $12.60, Class M $12.56, Class X $12.55

Series 10- Class A $7.52, Class B $7.51, Class C $7.51,
 Class L $7.51, Class M $7.50, Class X $7.50

Series 12- Class A $12.99, Class B $12.63, Class C $12.61,
 Class L $12.96, Class M $12.63, Class X $12.61

Series 13- Class A $11.87, Class B $11.53, Class C $11.55,
 Class L $11.84, Class M $11.52, Class X $11.53

Series 14- Class A $13.44, Class B $13.01, Class C $12.98,
 Class L $13.40, Class M $13.00, Class X $12.97

Series 16- Class A $19.33, Class B $18.74, Class C $18.73,
 Class L $19.28, Class M $18.73, Class X $18.69

Series 18- Class A $8.89, Class B $8.67, Class C $8.66,
 Class L $8.87, Class M $8.66, Class X $8.65

Series 19- Class A $8.43, Class B $8.21, Class C $8.21,
 Class L $8.41, Class M $8.21, Class X $8.20

Series 20- Class A $5.12, Class B $4.93, Class C $4.97,
 Class L $5.09, Class M $4.97, Class X $4.98

Series 23- Class A $2.66, Class B $2.58, Class C $2.59,
 Class L $2.66, Class M $2.58, Class X $2.60

Series 24- Class A $4.28, Class B $4.20, Class C $4.18,
 Class L $4.26, Class M $4.19, Class X $4.18

Series 25- Class A $2.56, Class B $2.50, Class C $2.50,
 Class L $2.55, Class M $2.51, Class X $2.51

Series 27- Class A $11.12, Class B $10.88, Class C $10.91,
 Class L $11.09, Class M $10.89, Class X $10.92

Series 28- Class A $12.29, Class B $12.20, Class C $12.18,
 Class L $12.26, Class M $12.18, Class X $12.18

Series 30- Class A $0.00, Class B $0.00, Class C $0.00,
 Class L $0.00, Class M $0.00, Class X $0.00

74W-

Series 5-  Class C $1.0000, Class D $ 0.9996, Class L $1.0000,
Class M $1.0000, Class X $1.0000